                                 --------------

                               MARKEL CORPORATION,
                                    as Issuer


                                       and


                              JPMORGAN CHASE BANK,
                                   as Trustee


                               ___________________


                                    INDENTURE


                           Dated as of May __, 2002


                               ___________________


                                7.2% Senior Notes
                                    due 2007

                                TABLE OF CONTENTS

                                                                                                    Page
                                                                                                    ----
ARTICLE I
DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION ...........................................    6
  Section 1.1   Definitions .......................................................................    6
  Section 1.2   Other Definitions .................................................................   15
  Section 1.3   Compliance Certificates and Opinions ..............................................   15
  Section 1.4   Form of Documents Delivered to Trustee ............................................   16
  Section 1.5   Acts of Holders ...................................................................   16
  Section 1.6   Notices, etc., to Trustee and the Issuer ..........................................   17
  Section 1.7   Notice to Holders; Waiver. ........................................................   18
  Section 1.8   Conflict of Any Provision of Indenture with Trust Indenture Act ...................   18
  Section 1.9   Effect of Headings and Table of Contents ..........................................   18
  Section 1.10  Successor and Assigns .............................................................   19
  Section 1.11  Separability Clause ...............................................................   19
  Section 1.12  Benefits of Indenture .............................................................   19
  Section 1.13  Governing Law .....................................................................   19
  Section 1.14  Legal Holidays ....................................................................   19
  Section 1.15  No Recourse Against Others ........................................................   19
  ARTICLE II ......................................................................................   20
THE SENIOR NOTES ..................................................................................   20
  Section 2.1   Form and Dating ...................................................................   20
  Section 2.2   Execution and Authentication ......................................................   22
  Section 2.3   Senior Note Registrar and Paying Agent ............................................   22
  Section 2.4   Paying Agent To Hold Money in Trust ...............................................   23
  Section 2.5   Senior Note Holder Lists ..........................................................   24
  Section 2.6   Transfer and Exchange .............................................................   25
  Section 2.7   Replacement Securities ............................................................   28
  Section 2.8   Outstanding Securities ............................................................   29
  Section 2.9   Temporary Senior Notes ............................................................   29
  Section 2.10  Cancellation ......................................................................   29
  Section 2.11  Interest; Defaulted Interest ......................................................   29
  Section 2.12  CUSIP and CINS Numbers ............................................................   30
ARTICLE III .......................................................................................   30
SATISFACTION AND DISCHARGE ........................................................................   30
  Section 3.1   Satisfaction and Discharge of Indenture ...........................................   30
  Section 3.2   Application of Trust Money ........................................................   31
ARTICLE IV ........................................................................................   32
DEFAULTS AND REMEDIES .............................................................................   32

  Section 4.1   Events of Default ..........................................................................   32
  Section 4.2   Acceleration of Maturity; Rescission .......................................................   33
  Section 4.3   Collection of Indebtedness and Suits for Enforcement by Trustee ............................   34
  Section 4.4   Trustee May File Proofs of Claim ...........................................................   35
  Section 4.5   Trustee May Enforce Claims Without Possession of Senior Notes ..............................   35
  Section 4.6   Application of Money Collected .............................................................   36
  Section 4.7   Limitation on Suits ........................................................................   36
  Section 4.8   Unconditional Right of Holders to Receive Principal, Premium and Interest ..................   37
  Section 4.9   Restoration of Rights and Remedies .........................................................   37
  Section 4.10  Rights and Remedies Cumulative .............................................................   37
  Section 4.11  Delay or Omission Not Waiver ...............................................................   37
  Section 4.12  Control by Holders .........................................................................   37
  Section 4.13  Waiver of Defaults .........................................................................   38
  Section 4.14  Undertaking for Costs ......................................................................   38
ARTICLE V ..................................................................................................   39
THE TRUSTEE ................................................................................................   39
  Section 5.1   Notice of Events of Default ................................................................   39
  Section 5.2   Certain Rights of Trustee ..................................................................   39
  Section 5.3   Not Responsible for Recitals or Issuance of Senior Notes ...................................   41
  Section 5.4   Trustee and Agents May Hold Senior Notes; Collections; etc .................................   41
  Section 5.5   Money Held in Trust ........................................................................   41
  Section 5.6   Compensation and Reimbursement .............................................................   41
  Section 5.7   Conflicting Interests ......................................................................   42
  Section 5.8   Corporate Trustee Required; Eligibility ....................................................   42
  Section 5.9   Resignation and Removal; Appointment of Successor ..........................................   43
  Section 5.10  Acceptance of Appointment by Successor .....................................................   44
  Section 5.11  Merger, Conversion, Consolidation or Succession to Business ................................   45
  Section 5.12  Preferential Collection of Claims Against the Issuer .......................................   45
ARTICLE VI .................................................................................................   45
HOLDERS' LISTS AND REPORTS BY TRUSTEE ......................................................................   45
  Section 6.1   Disclosure of Names and Addresses of Holders ...............................................   45
  Section 6.2   Reports by Trustee .........................................................................   46
ARTICLE VII ................................................................................................   46
CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE .......................................................   46
  Section 7.1   Issuer May Consolidate, etc., Only on Certain Terms ........................................   46
  Section 7.2   Successor Substituted ......................................................................   47
ARTICLE VIII ...............................................................................................   47
SUPPLEMENTAL INDENTURES ....................................................................................   47
  Section 8.1   Supplemental Indentures Without Consent of Holders .........................................   47
  Section 8.2   Supplemental Indentures with Consent of Holders ............................................   48
  Section 8.3   Execution of Supplemental Indentures .......................................................   48
  Section 8.4   Effect of Supplemental Indentures ..........................................................   49

   Section 8.5  Conformity with Trust Indenture Act ...............................   49
   Section 8.6  Reference in Senior Notes to Supplemental Indentures ..............   49
ARTICLE IX ........................................................................   49
COVENANTS .........................................................................   49
   Section 9.1  Payment of Principal, Premium and Interest ........................   49
   Section 9.2  Corporate Existence ...............................................   49
   Section 9.3  Payment of Taxes and Other Claims .................................   50
   Section 9.4  Maintenance of Properties .........................................   50
   Section 9.5  [Intentionally Omitted] ...........................................   50
   Section 9.6  [Intentionally Omitted] ...........................................   50
   Section 9.7  [Intentionally Omitted] ...........................................   50
   Section 9.8  Liens .............................................................   50
   Section 9.9  [Intentionally Omitted] ...........................................   50
   Section 9.10 [Intentionally Omitted] ...........................................   50
   Section 9.11 [Intentionally Omitted] ...........................................   51
   Section 9.12 [Intentionally Omitted] ...........................................   51
   Section 9.13 [Intentionally Omitted] ...........................................   51
   Section 9.14 [Intentionally Omitted] ...........................................   51
   Section 9.15 [Intentionally Omitted] ...........................................   51
   Section 9.16 [Intentionally Omitted] ...........................................   51
   Section 9.17 Withholding Tax ...................................................   51
   Section 9.18 Statement as to Compliance ........................................   51
   Section 9.19 [Intentionally Omitted] ...........................................   51
   Section 9.20 Waiver of Certain Covenants .......................................   51
ARTICLE X .........................................................................   51
REDEMPTION OF SENIOR NOTES ........................................................   51
   Section 10.1 Right of Redemption ...............................................   52
   Section 10.2 Applicability of Article ..........................................   52
   Section 10.3 Election to Redeem; Notice to Trustee .............................   52
   Section 10.4 Selection by Trustee of Senior Notes to Be Redeemed ...............   52
   Section 10.5 Notice of Redemption ..............................................   52
   Section 10.6 Deposit of Redemption Price .......................................   53
   Section 10.7 Senior Notes Payable on Redemption Date ...........................   54
   Section 10.8 Senior Notes Redeemed in Part .....................................   54
   Section 10.9 Optional Redemption ...............................................   54
ARTICLE XI ........................................................................   55
DEFEASANCE AND COVENANT DEFEASANCE ................................................   55
   Section 11.1 Option to Effect Defeasance or Covenant Defeasance ................   55
   Section 11.2 Defeasance and Discharge ..........................................   55
   Section 11.3 Covenant Defeasance ...............................................   56
   Section 11.4 Conditions to Defeasance or Covenant Defeasance ...................   56

Section 11.5 Deposited Money and U.S. Government Obligations to be Held in Trust; Other
Miscellaneous Provisions .....................................................................   58
Section 11.6 Reinstatement ...................................................................   58

ARTICLE XII...................................................................................   59
MEETINGS OF HOLDERS OF SENIOR NOTES...........................................................   59
Section 12.1 Purposes For Which Meetings may be Called........................................   59
Section 12.2 Call, Notice and Place of Meetings...............................................   59
Section 12.3 Persons Entitled to Vote at Meetings.............................................   59
Section 12.4 Quorum; Action...................................................................   59
Section 12.5 Determination of Voting Rights; Conduct and Adjournment of Meetings..............   60
Section 12.6 Counting Votes and Recording Action of Meetings..................................   61

EXHIBITS

Exhibit A Form of Global Note
Exhibit B Form of Definitive Senior Note

     INDENTURE, dated as of May __, 2002, between Markel Corporation, a Virginia corporation (hereinafter called the "Issuer"), and JPMorgan Chase Bank, a New York banking corporation, as trustee (hereinafter called the "Trustee").


                                    RECITALS

     WHEREAS, the Issuer has duly authorized the issue of its 7.2% Senior Notes due 2007 (hereinafter called the "Senior Notes") in an aggregate principal amount not to exceed $75,000,000, such Senior Notes to be issued in connection with the exchange of certain 7.2% Senior Notes due 2007 issued by Markel International Limited pursuant to an indenture dated as of August 26, 1997 (the "Terra Nova Exchange Offer"), all as more particularly described in the Offers to Exchange and Consent Solicitation and related Letter of Transmittal dated April __, 2002;

         WHEREAS, to provide the terms and conditions upon which the Senior Notes are to be authenticated, issued and delivered, the Issuer has duly authorized the execution and delivery of this Indenture;

         WHEREAS, all acts and things necessary have been done to make the Senior Notes, when executed by the Issuer and authenticated and delivered hereunder and duly issued by the Issuer, the valid, binding and legal obligations of the Issuer, and to make this Indenture a valid agreement of the Issuer in accordance with its terms;

         NOW, THEREFORE, THIS INDENTURE WITNESSETH:

         For and in consideration of the premises and the consummation of the Terra Nova Exchange Offer, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Senior Notes, as follows:


                                   ARTICLE I

             DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

         Section 1.1 Definitions. For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

                 (a) the terms defined in this Article I have the meanings assigned to them in this Article 1 and include the plural as well as the singular

        (a) the terms defined in this Article 1 have the meanings assigned to them in this Article 1 and include the plural as well as the singular;

        (b) all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

        (c) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP;

        (d) the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision;

        (e) all references to "$" or "dollars" shall refer to the lawful currency of the United States of America;

        (f) the words "include," "included" and "including" as used herein shall be deemed in each case to be followed by the phrase "without limitation", if not expressly followed by such phrase or the phrase "but not limited to";

        (g) any reference to a Section or Article refers to such Section or Article of this Indenture unless otherwise indicated.

    Certain terms used principally in Articles 2, 9, and 11 are defined in those Articles.

    "Adjusted Treasury Rate" means, with respect to any Redemption Date, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date, calculated on the third Business Day preceding the Redemption Date, plus in each case .20%.

    "Affiliate" means, with respect to any specified Person, any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person (except in cases where substantially all of the control that would ordinarily be exercisable by virtue of ownership of stock, other than the election of directors, has been eliminated by applicable regulatory authorities). For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of Voting Stock, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

    "Applicable Procedures" means, with respect to any transfer or transaction involving a Global Note or beneficial interest therein, the rules and procedures of the Depositary for such

Global Note, in each case to the extent applicable to such transaction and as in effect from time to time.

         "Board of Directors" means the board of directors of the Issuer or any duly authorized committee of such board.

         "Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Issuer to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

         "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in The City of New York are authorized or obligated by law, regulation or executive order to close.

         "Capital Stock" of any Person means any and all shares, interests, participation or other equivalents (however designated) of such Person's capital stock and any rights (other than debt securities convertible into or exchangeable for capital stock), warrants or options to purchase the foregoing whether now outstanding or issued after the date hereof.

         "Commission" means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act or, if at any time after the execution of this Indenture such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

         "Comparable Treasury Issue" means the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the remaining term from the Redemption Date to the Stated Maturity Date of the Senior Notes that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Senior Notes.

         "Comparable Treasury Price" means, with respect to any Redemption Date,
(i) the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third Business Day preceding such Redemption Date, as set forth in the daily statistical release (or any successor release) published by the Federal Reserve Bank of New York and designated "Composite 3:30 p.m. Quotations for U.S. Government Securities" or (ii) if such release (or any successor release) is not published or does not contain such prices on such Business Day, (A) the average of the Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or
(B) if the Quotation Agent obtains fewer than three such Reference Treasury Dealer Quotations, the average of all such Quotations.

         "Consolidated Subsidiary" means, at any date, with respect to any Person, any Subsidiary or other entity the accounts of which are consolidated with those of such Person in the consolidated financial statements of such Person as of such date in accordance with generally accepted accounting principles.

         "Corporate Trust Office" means the office of the Trustee at which at any particular time its corporate trust business shall be principally administered, which office at the date of execution of this Indenture is located at 450 West 33rd Street, 15th Floor, New York, New York 10001.

         "Corporation" includes corporations, associations, partnerships, companies and business trusts.

         "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

         "Definitive Senior Note" means any Senior Note substantially in the form of Exhibit B to this Indenture issued in accordance with this Indenture.

         "Depositary" means, with respect to the Global Notes, DTC and any nominee thereof, until a successor shall have been appointed and become such pursuant to the applicable provisions of this Indenture, and thereafter "Depositary" shall mean or include such successor and any nominee thereof.

         "DTC" means The Depository Trust Company.

         "Event of Default" has the meaning specified in Article 4.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Federal Bankruptcy Code" means the Bankruptcy Act of Title 11 of the United States Code, as amended from time to time.

         "Generally Accepted Accounting Principles" or "GAAP" means generally accepted accounting principles in the United States, set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession, consistently applied, as in effect from time to time.

         "Global Note" means the Global Note substantially in the form of Exhibit A to this Indenture.

         "Holder" means in the case of any Senior Note, the Person in whose name such Senior Note is registered in the Senior Note Register.

         "Indenture" means this instrument as originally executed (including all exhibits and schedules hereto) and as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof.

         "Interest Payment Date" means the Stated Maturity of an installment of interest on the Senior Notes.

         "Issue Date" means the date on which Senior Notes are originally issued under this Indenture.

         "Issuer" means the Person named as the "Issuer" in the first paragraph of this instrument, until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Issuer" shall mean such successor Person. To the extent necessary to comply with the requirements of the provisions of Sections 310 through 317 of the Trust Indenture Act as they are applicable to the Issuer, the term "Issuer" shall include any other obligor with respect to the Senior Notes for the purposes of complying with such provisions.

         "Lien" means any mortgage, charge, pledge, lien, security interest or other encumbrance of any kind.

         "Make-Whole Amount" means, in connection with any optional redemption of any Senior Notes, the excess, if any, of (i) the sum, as determined by a Quotation Agent of the present values of the principal amount of such Senior Notes, together with scheduled payments of interest from the redemption date to the Stated Maturity of the Senior Notes, in each case discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate, over (ii) 100% of the principal amount of the Senior Notes to be redeemed.

         "Material Subsidiary" means, at any date, any Consolidated Subsidiary of the Issuer whose total assets after excluding intercompany accounts, are in excess of 10% of the total assets of the Issuer and its Consolidated Subsidiaries, with any determination being made as at the end of the most recently completed fiscal year for which consolidated financial statements have been prepared except to the extent that on such date the principal financial officers of the Issuer have actual reason to know to the contrary.

         "Maturity" when used with respect to any Senior Note means the date on which the principal of (and premium, if any) and interest on such Senior Note becomes due and payable as therein provided, whether at Stated Maturity or redemption date and whether by declaration of acceleration call for redemption or otherwise.

         "Obligation" means indebtedness for money borrowed or indebtedness evidenced by a bond, note, debenture or other evidence of indebtedness.

         "Officer" means the Chairman of the Board and Chief Executive Officer, the President and Chief Operating Officer, the Vice Chairman, or the Executive Vice President and Chief Financial Officer of the Issuer.

         "Officers' Certificate" means a certificate signed by (1) the Chairman, a Vice Chairman, the President, a Vice President, or the Treasurer of the Issuer, and (2) the Secretary or an Assistant Secretary of the Issuer and delivered to the Trustee; provided, however, that such certificate may be signed by two of the officers listed in clause (1) above in lieu of being signed by one of such officers listed in such clause (1) and one of the officers listed in clause (2) above.

         "Opinion of Counsel" means a written opinion of counsel, who may be counsel for the Issuer. Each such opinion shall include the statements provided for in Section 314(e) of the Trust Indenture Act to the extent applicable.

          "Order" means a written order signed in the name of the Issuer (1) by its Chairman, a Vice Chairman, its President, a Vice President or its Treasurer and (2) by its Treasurer, an Assistant Treasurer, its Secretary or an Assistant Secretary and delivered to the Trustee; provided, however, that such written request or order may be signed by any two of the officers listed in clause (1) above in lieu of being signed by one of such officers listed in such clause (1) and one of the officers listed in clause (2) above.

         "Outstanding" when used with respect to the Senior Notes means, as of the date of determination, all Senior Notes theretofore authenticated and delivered under this Indenture, except:(1) Senior Notes theretofore cancelled by the Trustee or delivered to the Trustee for cancellation; (2) Senior Notes, or portions thereof, for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Issuer) in trust or set aside and segregated in trust by the Issuer (if the Issuer shall act as its own Paying Agent) for the Holders of such Senior Notes; provided that, if such Senior Notes are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made; (3) Senior Notes, except to the extent provided in Section 11.2 and Section 11.3, with respect to which the Issuer has effected defeasance or covenant defeasance as provided in Article 11; and (4) Senior Notes in exchange for or in lieu of which other Senior Notes have been authenticated and delivered pursuant to this Indenture, other than any such Senior Notes in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Senior Notes are held by a protected purchaser in whose hands the Senior Notes are valid obligations of the Issuer; provided, however, that, in determining whether the Holders of the requisite principal amount of Outstanding Senior Notes have given any request, demand, authorization, notice, direction, consent or waiver hereunder, Senior Notes owned by the Issuer, any other obligor upon the Senior Notes or any Affiliate of the Issuer or such other obligor shall be disregarded and deemed not to be Outstanding solely for purposes of such determination, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, notice, direction, consent or waiver, only Senior Notes which the Trustee knows to be so owned shall be so disregarded. Senior Notes so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Senior Notes and that the pledgee is not the Issuer or any other obligor upon the Senior Notes or any Affiliate of the Issuer or such other obligor.

         "Person" means any individual, corporation, limited or general partnership, limited liability company, joint venture, association, joint stock company, trust, fund, unincorporated organization or government or any agency or political subdivision thereof.

         "Purchase Money Lien" means (i) any mortgage, pledge, hypothecation, lien, encumbrance, charge or security interest of any kind upon any capital stock of any Restricted Subsidiary acquired after the date hereof if such Purchase Money Lien is for the purpose of financing, and does not exceed, the cost to the Issuer or any Subsidiary of acquiring the capital stock or property of such Restricted Subsidiary and such financing is effected concurrently with, or within six months after, the date of such acquisition, and (ii) any extension, renewal or refinancing of any Purchase Money Lien so long as the principal amount of obligations secured thereby shall not exceed the original principal amount of obligations so secured at the time of such extension, renewal or refinancing.

         "Quotation Agent" means the Reference Treasury Dealer appointed by the Issuer.

         "Redemption Date", when used with respect to any Senior Notes to be redeemed, means the date fixed for such redemption pursuant to this Indenture.

         "Redemption Price", when used with respect to any Senior Notes to be redeemed, means the price at which it is to be redeemed pursuant to this Indenture.

         "Reference Treasury Dealer" means, at any time, (i) a primary U.S. Government securities dealer in New York City selected by the Issuer, and its respective successors ("Issuer Selected Dealer") and two additional Primary Treasury Dealers (as defined below) selected by the Issuer Selected Dealer; provided, however, that if any of the foregoing shall cease to be a primary U.S. Government securities dealer in New York City (a "Primary Treasury Dealer"), the Issuer Selected Dealer will substitute therefor another Primary Treasury Dealer unless the Issuer Selected Dealer has ceased to be a Primary Treasury Dealer in which case the Issuer shall substitute therefor another Primary Treasury Dealer; and (ii) any other Primary Treasury Dealer selected by the Indenture Trustee after consultation with the Issuer, it being understood that the Trustee shall under no circumstances have any duty or responsibility to select any such other Primary Treasury Dealer, and should it select such Primary Treasury Dealer, shall have no liability for any such selection, except for its gross negligence or bad faith, in selecting such Primary Treasury Dealer.

         "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any prepayment date, the arithmetic average, as determined by the Quotation Agent, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) furnished in writing to the Indenture Trustee by such Quotation Agent at 5:00 p.m., New York City time, on the third Business Day preceding such redemption date.

         "Regular Record Date" for the interest payable on any Interest Payment Date means the January 31 or July 31 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date.

     "Request" means a written request signed in the name of the Issuer (1) by its Chairman, a Vice Chairman, its President, a Vice President or its Treasurer and (2) by its Treasurer, an Assistant Treasurer, its Secretary or an Assistant Secretary and delivered to the Trustee; provided, however, that such written request or order may be signed by any two of the officers listed in clause (1) above in lieu of being signed by one of such officers listed in such clause (1) and one of the officers listed in clause (2)above.

     "Responsible Officer" when used with respect to the Trustee, means any officer assigned to the Corporate Trust Administration of the Trustee with direct responsibility for the administration of this Indenture and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

         "Restricted Subsidiary" means any Subsidiary that is a licensed insurance company.

         "Securities Act" means the Securities Act of 1933, as amended.

         "Senior Notes" means (a) the Global Notes, substantially in the form of Exhibit A to this Indenture or (b) the Definitive Senior Notes, substantially in the form of Exhibit B to this Indenture, issued in accordance with this Indenture. For purposes of this Indenture, all Senior Notes shall vote as one series of Senior Notes under this Indenture.

     "Special Record Date" means a date fixed by the Trustee for the payment of any defaulted Interest.

     "Stated Maturity" means, when used with respect to any indebtedness or any installment of principal or of interest thereon, the date specified in such indebtedness as the fixed date on which the principal of such indebtedness or such installment of principal or of interest is due and payable.

     "Subsidiary" means any Person, a majority of the equity ownership or the Voting Stock of which is at the time owned, directly or indirectly, by the Issuer or by one or more other Subsidiaries, or by the Issuer and one or more other Subsidiaries.

     "Terra Nova Exchange Offer" shall have the meaning assigned to such term in the first recital to this indenture.

     "Trust Indenture Act" means the Trust Indenture Act of 1939 as in force at the date as of which this instrument was executed; provided, however, that in the event the Trust Indenture Act of 1939 is amended after such date, "Trust Indenture Act" means, to the extent required by any such amendment, the Trust Indenture Act of 1939 as so amended.

     "Trustee" means the Person named as the "Trustee" in the first paragraph of this instrument, until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Trustee" shall mean such successor Trustee.

     "U.S. Government Obligations" means securities that are (i) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act) as custodian with respect to any such U.S. Government Obligation or a specific payment of principal of or interest on any such U.S. Government Obligation held by such custodian for the account of the holder of such depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of principal of or interest on the U.S. Government Obligation evidenced by such depository receipt.

     "Voting Stock" means stock of the class or classes pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of a corporation (irrespective of whether or not at the time stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

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     Section 1.2 Other Definitions.

                                                                      Defined in
                               Term                                     Section
                               ----                                     -------

"Act" ................................................................     1.5

"Agent Members" ......................................................     2.6

"Covenant Defeasance" ................................................    11.2

"Defaulted Interest" .................................................    2.11

"Defeasance" .........................................................    11.2

"Incorporated Provision" .............................................     1.8

"Notice of Default" ..................................................     4.1

"Senior Note Register" ...............................................     2.5

"Senior Note Registrar" ..............................................     2.3

"Surviving Entity" ...................................................     7.1

     Section 1.3 Compliance Certificates and Opinions. Upon any application or request by the Issuer to the Trustee to take any action under any provision of this Indenture, the Issuer shall furnish to the Trustee an Officers' Certificate stating that all conditions precedent, if any, provided for in this Indenture (including any covenant compliance with which constitutes a condition precedent) relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel such action is authorized or permitted by this Indenture and that all such conditions precedent, if any, have been complied with, except that, in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished. Every certificate or opinion (other than the certificates required by Section 9.18(a)) with respect to compliance with a condition or covenant provided for in this Indenture shall include:

          (a) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

          (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

          (c) a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

          (d) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

     Section 1.4 Form of Documents Delivered to Trustee. In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

     Any certificate or opinion of an officer of the Issuer may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which the certificate or opinion is based are erroneous. Any such certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Issuer stating that the information with respect to such factual matters is in the possession of the Issuer, unless such counsel knows that the certificate or opinion or representations with respect to such matters are erroneous.

     Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

     Section 1.5 Acts of Holders.

          (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agent duly appointed in writing; and, except as herein otherwise expressly provided, such request, demand, authorization, direction, notice, consent, waiver or other action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Issuer. Such instrument or instruments (and the request, demand, authorization, direction, notice, consent, waiver or other action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 315 of the Trust Indenture Act) conclusive in favor of the Trustee and the Issuer, if made in the manner provided in this Section.

          (b) The fact and date of the execution by any Person of any such instrument or writing may be proved in any reasonable manner which the Trustee deems sufficient.

          (c) The ownership of Senior Notes shall be proved by the Senior Note Register.

          (d) If the Issuer shall solicit from the Holders of Senior Notes any request, demand, authorization, direction, notice, consent, waiver or other Act, the Issuer may, at its option, by or pursuant to a Board Resolution, fix in advance a record date for the determination of such Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Issuer shall have no obligation to do so. Notwithstanding Section 316(c) of the Trust Indenture Act, any such record date shall be the record date specified in or pursuant to such Board Resolution, which shall be a date not more than 30 days prior to the first solicitation of Holders generally in connection therewith and no later than the date such solicitation is completed.

     If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record of Senior Notes at the close of business on such record date shall be deemed to be Holders of Senior Notes for the purposes of determining whether Holders of the requisite proportion of Senior Notes then outstanding have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for this purpose the Senior Notes then outstanding shall be computed as of such record date; provided that no such request, demand, authorization, direction, notice, consent, waiver or other Act by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than six months after the record date.

          (e) Any request, demand, authorization, direction, notice, consent, waiver or other Act by the Holder of any Senior Notes shall bind every future Holder of the same Senior Notes or the Holder of every Senior Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, in respect of anything done, suffered or omitted to be done by the Trustee, any Paying Agent or the Issuer in reliance thereon, whether or not notation of such action is made upon such Senior Notes.

     Section 1.6 Notices, etc., to Trustee and the Issuer. Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with (a) the Trustee by any Holders, any representative or the Issuer shall be sufficient for every purpose hereunder if made, given, furnished or delivered in writing or mailed, first-class postage prepaid, or by facsimile, to or with the Trustee at its Corporate Trust Office at 450 West 33rd Street, 15th Floor,

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

New York, New York 10001, Attention: Institutional Trust Services, facsimile number (212) 946-8154; or (b) the Issuer by the Trustee, any representative or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if made, given, furnished or delivered in writing or mailed, first-class postage prepaid, or by facsimile, to the Issuer at 4521 Highwoods Parkway, Glen Allen, VA 23060, Attention: Chief Financial Officer, facsimile number (804) 965-1600, or at any other address or facsimile number furnished in writing to the Trustee by the Issuer.

     Section 1.7 Notice to Holders; Waiver. Where this Indenture provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder affected by such event at his address as it appears in the Senior Note Register or at the address provided by such Holder in writing to the Trustee not later than the latest date and not earlier than the earliest date prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Any notice when mailed to a Holder in the aforesaid manner shall be conclusively deemed to have been received by such Holder whether or not actually received by such Holder. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

     In case by reason of the suspension of regular mail service or by reason of any other cause, it shall be impracticable to mail notice of any event as required by any provisions of this Indenture, then any method of giving such notice as shall be satisfactory to the Trustee shall be deemed to be a sufficient giving of such notice.

     Section 1.8 Conflict of Any Provision of Indenture with Trust Indenture Act. If and to the extent that any provision of this Indenture limits, qualifies or conflicts with the duties imposed by Sections 310 to 318 of the Trust Indenture Act, inclusive, or conflicts with any provision (an "incorporated provision") required by or deemed to be included in this Indenture by operation of such Trust Indenture Act Sections, such imposed duties or incorporation provision of the Trust Indenture Act shall control. If any provision of this Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, such provision of the Trust Indenture Act shall be deemed to apply to this Indenture as so modified or excluded, as the case may be, if this Indenture shall then be qualified under the Trust Indenture Act.

     Section 1.9 Effect of Headings and Table of Contents. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

     Section 1.10 Successor and Assigns. All covenants and agreements in this Indenture by the Issuer and the Trustee shall bind its respective successors and assigns, whether so expressed or not.

     Section 1.11 Separability Clause. In case any provision in this Indenture or in the Senior Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     Section 1.12 Benefits of Indenture. Nothing in this Indenture or in the Senior Notes, express or implied, shall give to any Person (other than the parties hereto and their successors hereunder, any Paying Agent and the Holders) any benefit or any legal or equitable right, remedy or claim under this Indenture.

     Section 1.13 Governing Law. This Indenture and the Senior Notes shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to the conflicts of laws principles thereof.

     Section 1.14 Legal Holidays. In any case where any Interest Payment Date, any date established for payment of Defaulted Interest pursuant to Section 2.11, or any Maturity with respect to any Senior Note shall not be a Business Day, then (notwithstanding any other provisions of this Indenture or of the Senior Notes) payment of the principal of, or any premium and interest on the Senior Notes need not be made on such date but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date or date established for payment of Defaulted Interest pursuant to Section
2.11 or Maturity, and no interest shall accrue with respect to such payment for the period from and after such Interest Payment Date or date established for payment of Defaulted Interest pursuant to Section 2.11 or Maturity, as the case may be, to the next succeeding Business Day.

     Section 1.15 No Recourse Against Others. A director, officer, employee or stockholder, as such, of the Issuer or any subsidiary of the Issuer shall not have any liability for any payment of the principal of, or premium, if any, or interest on, any of the Senior Notes, or any other obligations of the Issuer under the Senior Notes or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Holder by accepting any of the Senior Notes waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Senior Notes.

                                   ARTICLE II

                                THE SENIOR NOTES

     Section 2.1 Form and Dating.

             (a) (1) The Global Notes shall be substantially in the form of Exhibit A, and the Trustee's certificate of authentication shall be substantially in the form set forth in such exhibit, which is hereby incorporated in and expressly made a part of this Indenture and (2) the Definitive Senior Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibit B, which is hereby incorporated in and expressly made a part of this Indenture. The Global Notes and the Definitive Senior Notes may have notations, legends or endorsements required by law, governmental rule or regulation, stock or other securities exchange rule, depositary rule or usage agreements to which the Issuer is subject, if any, or usage (provided that any such notation, legend or endorsement is approved by the Issuer). The Issuer shall furnish any such legend not contained in Exhibit A or Exhibit B to the Trustee in writing. The Global Notes and each Definitive Senior Note shall be dated the date of its authentication. The terms of the Global Notes and of the Definitive Senior Notes set forth in Exhibit A and Exhibit B, respectively, are part of the terms of this Indenture.

The Senior Notes are being offered by the Issuer pursuant to the Terra Nova Exchange Offer. The Senior Notes will be initially issued as one or more global notes in definitive fully registered form without interest coupons, deposited on behalf of those holders tendering notes pursuant to the Terra Nova Exchange Offer for the Senior Notes represented thereby with the Trustee at its Institutional Trust Service office, as custodian for the Depositary and registered in the name of DTC or a nominee thereof, duly executed by the Issuer and authenticated by the Trustee as provided in this Indenture. The aggregate principal amount of the Global Notes may from time to time be increased or decreased by adjustments made in the records of the Trustee and the Depositary as hereinafter provided.

          (b) This Section 2.1(b) shall apply only to Global Notes. The Company shall execute and the Trustee shall, in accordance with this Section 2.1(b) and
Section 2.2, authenticate and deliver initially one or more Global Notes that
(i) shall be registered in the name of the Depositary or a nominee thereof, (ii) shall be delivered by the Trustee to the Depositary or a custodian thereof or act or pursuant to the Depositary's instructions and (iii) shall bear legends substantially to the following effect:

          "UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO.), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

          TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS, IN WHOLE BUT NOT IN PART, TO NOMINEES OF THE DEPOSITORY TRUST COMPANY OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN ARTICLE 2 OF THE INDENTURE REFERRED TO ON THE REVERSE HEREOF."

          (c) Definitive Senior Notes. Except as otherwise set forth in this Indenture, owners of beneficial interests in Global Notes will not be entitled to receive physical delivery of Definitive Senior Notes. Beneficial interests in a Global Note transferred to the beneficial holders thereof pursuant to Section
2.6 will be issued in certificated, registered form without interest coupons.

(d) U.S. Tax Legend. All Senior Notes shall, if required by law, bear a legend to reflect the fact that the Note includes original issue discount under applicable law.

     Section 2.2 Execution and Authentication. Any Officer shall sign the Senior Notes for the Issuer by manual or facsimile signature.

     If an Officer whose signature is on a Senior Note no longer holds that office at the time the Trustee authenticates the Senior Note, the Senior Note shall be valid nevertheless.

     A Senior Note shall not be valid until an authorized officer of the Trustee manually signs the certificate of authentication on the Senior Note. The signature shall be conclusive evidence that the Senior Note has been authenticated under this Indenture.

     The Trustee shall authenticate and deliver the Global Notes for original issue in an aggregate principal amount at maturity not in excess of $75,000,000 upon receipt of an Order. Such order shall specify the principal amount of the Global Notes to be authenticated and the date on which the original issue of the Global Notes are to be authenticated and shall further provide instructions concerning delivery of the Global Notes. The aggregate principal amount of Senior Notes outstanding at any time may not exceed that amount, except as provided in Section 2.7 hereof. Each Global Note shall be dated the date of its authentication, shall bear interest from the applicable date and shall be payable on the dates specified on the face of the form of Global Notes set forth as Exhibit A hereto. Each Definitive Senior Note shall be dated the date of its authentication, shall bear interest from the applicable date and shall be payable on the dates specified on the face of the form of Definitive Senior Note set forth in Exhibit B hereto.

     The Trustee may appoint an authenticating agent reasonably acceptable to the Issuer to authenticate the Senior Notes. Unless limited by the terms of such appointment, an authenticating agent may authenticate Senior Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as any Senior Note Registrar or Paying Agent.

     Section 2.3 Senior Note Registrar and Paying Agent. The Issuer will maintain in the City of New York, an office or agency where Senior Notes may be presented or surrendered for payment (the "Paying Agent"), where Senior Notes may be surrendered for registration of transfer or exchange (the "Senior Note Registrar") and where notices and demands to or upon the Issuer in respect of the Senior Notes and this Indenture may be served. Until otherwise designated by the Issuer, such office or agency in The City of New York shall be the office maintained by the Trustee for such purpose. The Issuer will give prompt written notice to the Trustee of any change in the location of any such office or agency. If at any time the Issuer shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office, and the Issuer hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

         The Issuer may from time to time designate one or more other offices or agencies (in or outside The City of New York) where the Senior Notes may be presented or surrendered for any or all such purposes, and may from time to time rescind such designation; provided, however, that no such designation or rescission shall in any manner relieve the Issuer of its obligation to maintain an office or agency in The City of New York for such purposes. The Issuer will give prompt written notice to the Trustee of any such designation or rescission and any change in the location of any such office or agency.

         The Issuer shall enter into an appropriate agency agreement with any Senior Note Registrar, Paying Agent or co-registrar not a party to this Indenture, which shall incorporate the terms of the Trust Indenture Act. The agreement shall implement the provisions of this Indenture that relate to such agent. The Issuer shall notify the Trustee of the name and address of any such agent. The Issuer may change any Paying Agent, Senior Note Registrar, co-registrar or transfer agent without prior notice to any holder of Senior Notes. If the Issuer fails to maintain a Senior Note Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 5.6.

         The Issuer initially appoints the Trustee as Senior Note Registrar and Paying Agent in connection with the Senior Notes.

         Section 2.4 Paying Agent To Hold Money in Trust. If the Issuer shall at any time act as its own Paying Agent, it will, by 10:00 a.m. (New York City time) on or before each due date of the principal of and any premium and interest on the Senior Notes, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal and any premium and interest on the Senior Notes so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided, and will promptly notify the Trustee of its action or failure so to act.

         Whenever the Issuer shall have one or more Paying Agents for the Senior Notes, it will, at least one Business Day before such due date of the principal of and any premium and interest on the Senior Notes, deposit with a Paying Agent a sum in same day funds (or New York Clearing House funds if such deposit is made prior to the date on which such deposit is required to be made) sufficient to pay the principal and any premium and interest to become due on the Senior Notes, such sum to be held in trust for the benefit of the Persons entitled to such principal, premium or interest on the Senior Notes and (unless such Paying Agent is the Trustee) the Issuer will promptly notify the Trustee of such action or any failure so to act.

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

         The Issuer will cause each Paying Agent other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will:

                 (a) hold all sums held by it for the payment of the principal of and any premium and interest on the Senior Notes in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

                 (b) give the Trustee notice of any default by the Issuer (or any other obligor upon the Senior Notes) in the making of any payment of principal and any premium and interest on the Senior Notes;

                 (c) at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent; and

                 (d)   acknowledge, accept and agree to comply in all respects

with the provisions of this Indenture relating to the duties, rights and obligations of such Paying Agent.

         The Issuer may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by an order of the Issuer direct any Paying Agent to pay, to the Trustee all sums held in trust by the Issuer or such Paying Agent, such sums to be held by the Trustee upon the same terms as those upon which such sums were held by the Issuer or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money. Any money deposited with the Trustee or any Paying Agent, or then held by the Issuer, in trust for the payment of the principal of and any premium and interest on the Senior Notes and remaining unclaimed for two years after such principal and any premium and interest on the Senior Notes has become due and payable shall be paid to the Issuer upon Request by the Issuer; and the Holder of such Senior Note shall thereafter, as an unsecured general creditor, look only to the Issuer for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Issuer as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Issuer cause to be published once, in The New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Issuer.

         Section 2.5 Senior Note Holder Lists. The Trustee, or such other Person designated by the Issuer, shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders of the Senior Notes (the "Senior Note Register"). If the Trustee is not the Senior Note Registrar, the Issuer shall furnish to the Trustee, in writing on or before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders of the Senior Notes.

         Section 2.6 Transfer and Exchange. Notwithstanding any provision to the contrary herein, so long as a Global Note remains Outstanding and is held by or on behalf of the Depositary, transfers of a Global Note, in whole or in part, shall be made only in accordance with Section 2.6(a); transfers of a beneficial interest in a Global Note for Definitive Senior Note shall comply with Section 2.6(b), and transfers of a Definitive Senior Note shall comply with Section 2.6(c) and (d) below.

                (a) Transfer of Global Note. A Global Note may not be transferred, in whole or in part, to any Person other than the Depositary or a nominee thereof, and no such transfer to any such other Person may be registered; provided that this clause (a) shall not prohibit any transfer of a Senior Note that is issued in exchange for a Global Note but is not itself a Global Note. No transfer of a Senior Note to any Person shall be effective as against the Trustee or the Issuer this Indenture or the Senior Notes unless and until such Senior Note has been registered in the name of such Person. Nothing in this Section shall prohibit or render ineffective any transfer of a beneficial interest in a Global Note effected in accordance with the other provisions of this Section 2.6.

                (b) Restrictions on Transfer of a Beneficial Interest in a Global Note for a Definitive Senior Note. A beneficial interest in a Global Note may not be exchanged for a Definitive Senior Note except upon satisfaction of the requirements set forth below. Upon receipt by the Trustee of a request for transfer of a beneficial interest in a Global Note in accordance with Applicable Procedures for a Definitive Senior Note in the form satisfactory to the Trustee, together with written instructions to the Trustee to make, or direct the Senior Note Registrar to make, an adjustment on its books and records with respect to such Global Note to reflect a decrease in the aggregate amount of the Senior Notes represented by the Global Note, such instructions to contain information regarding the Depositary account to be credited with such decrease, then the Trustee shall cause, or direct the Senior Note Registrar to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Senior Note Registrar, the aggregate amount of Senior Notes represented by the Global Note to be decreased by the aggregate amount of the Definitive Senior Note to be issued, shall issue such Definitive Senior Note and shall debit or cause to be debited to the account of the Person specified in such instructions a beneficial interest in the Global Note equal to the principal amount of the Definitive Senior Note so issued.

                (c) Transfer and Exchange of Definitive Senior Notes. When Definitive Senior Notes are presented to the Senior Note Registrar with a request:

                       (x) to register the transfer of such Definitive Senior Notes; or

                (y) to exchange such Definitive Senior Notes for an equal principal amount of Definitive Senior Notes of other authorized denominations,

the Senior Note Registrar shall register the transfer or make the exchange as requested if its requirements for such transaction are met; provided,
                                                            --------
however, that the Definitive Senior Notes surrendered for registration of
-------
transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Issuer and the Senior Note Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing.

        (d) Restrictions on Transfer of a Definitive Senior Note for a Beneficial Interest in a Global Note. A Definitive Senior Note may not be exchanged for a beneficial interest in a Global Note except upon satisfaction of the requirements set forth below.

Upon receipt by the Trustee of a Definitive Senior Note, duly endorsed or accompanied by appropriate instruments of transfer, in form satisfactory to the Trustee, together with written instructions directing the Trustee to make, or to direct the Senior Note Registrar to make, an adjustment on its books and records with respect to such Global Note to reflect an increase in the aggregate principal amount of the Senior Notes represented by the Global Note, such instructions to contain information regarding the Depositary account to be credited with such increase, then the Trustee shall cancel such Definitive Senior Note and cause, or direct the Senior Note Registrar to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Senior Note Registrar, the aggregate amount of Senior Notes represented by the Global Note to be increased by the aggregate amount of the Definitive Senior Note to be exchanged, and shall credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Global Note equal to the amount of the Definitive Senior Note so cancelled. If no Global Notes are then outstanding, the Issuer shall issue and the Trustee shall authenticate, upon receipt of an Order, a new Global Note in the appropriate amount.

The provisions of clauses (i), (ii), (iii), (iv) and (v) below shall apply only to Global Notes:

            (i) Notwithstanding any other provisions of this Indenture or the Senior Notes, except as provided in Section 2.6(b), a Global Note shall not be exchanged in whole or in part for a Senior Note registered in the name of any Person other than the Depositary or one or more nominees thereof, provided that a Global Note may be exchanged
                                   --------
         for Senior Notes registered in the names of any Person designated by the Depositary in the event that (A) the Depositary has notified the Issuer that it is unwilling or unable to continue as depositary for such Global Note or the Depositary has ceased to be a "clearing agency" registered under the Exchange Act, and a successor Depositary is not appointed by the Issuer within 90 days, (B) an Event of Default has occurred and is continuing with respect to the Senior Notes or (C) if the Company issues an Order that the Global Note shall be exchangeable. Any Global Note exchanged pursuant to clause (A) above shall be so exchanged in whole and not in part, and any Global Note exchanged pursuant to clause (B) above may be exchanged in whole or from time to time in part as directed by the Depositary.

            (ii) Senior Notes issued in exchange for a Global Note or any portion thereof shall be issued in definitive, fully registered form, without interest coupons, shall have an aggregate amount equal to that of such Global Note or portion thereof to be so exchanged and shall be registered in such names and be in such authorized denominations as the Depositary shall designate. Any Global Note to be exchanged in whole shall be surrendered by the Depositary to the Senior
         Note Registrar. With regard to any Global Note to be exchanged in part, either such Global Note shall be so surrendered for exchange or, if the Trustee is acting as custodian for the Depositary or its nominee with respect to such Global Note, the principal amount thereof shall be reduced, by an amount equal to the portion thereof to be so exchanged, by means of an appropriate adjustment made on the records of the Trustee. Upon any such surrender or adjustment, the Trustee shall authenticate and deliver the Senior Note issuable on such exchange to or upon the order of the Depositary or an authorized representative thereof.

            (iii) Subject to the provisions of clause (v) below, the registered Holder may grant proxies and otherwise authorize any Person, including Agent Members (as defined below) and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Senior Notes.

            (iv) In the event of the occurrence of any of the events specified in clause (i) above, the Issuer will promptly make available to the Trustee a reasonable supply of Definitive Senior Notes.

            (v) Neither any members of, or participants in, the Depositary (collectively, the "Agent Members") nor any other Persons on whose behalf Agent Members may act shall have any rights under this Indenture with respect to any Global Note registered in the name of the Depositary or any nominee thereof, or under any such Global Note, and the Depositary or such nominee, as the case may be, may be treated by the Issuer, the Trustee and any agent of the Issuer or the Trustee as the absolute owner and holder of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Issuer, the Trustee or any agent of the Issuer or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or such nominee, as the case may be, or impair, as between the Depositary, its

                  Agent Members and any other Person on whose behalf an Agent Member may act, the operation of customary practices of such Persons governing the exercise of the rights of a Holder of any Senior Note.

         The Issuer shall not be required to make and the Senior Note Registrar need not register transfers or exchanges of Definitive Senior Notes selected for redemption (except, in the case of Definitive Senior Notes to be redeemed in part, the portion thereof not to be redeemed) or any Definitive Senior Notes for a period of 15 days before a selection of Definitive Senior Notes to be redeemed.

         Prior to the due presentation for registration of transfer of any Definitive Senior Note, the Issuer, the Trustee, the Paying Agent, the Senior Note Registrar or any co-registrar shall deem and treat the Person in whose name a Definitive Senior Note is registered as the absolute owner of such Definitive Senior Note for the purpose of receiving payment of principal of, or premium, if any, and interest on, such Definitive Senior Note and for all other purposes whatsoever, whether or not such Definitive Senior Note is overdue, and none of the Issuer, the Trustee, the Paying Agent, the Senior Note Registrar or any co-registrar shall be affected by notice to the contrary.

         The Issuer may require payment of a sum sufficient to pay all taxes, assessments or other governmental charges in connection with any transfer or exchange pursuant to this Section 2.6. All Senior Notes issued upon any transfer or exchange pursuant to the terms of this Indenture will evidence the same debt and will be entitled to the same benefits under this Indenture as the Senior Notes surrendered upon such transfer or exchange.

     The Senior Note Registrar shall retain copies of all letters, notices and other written communications received pursuant to this Section 2.6 in accordance with its customary procedures. The Issuer shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable notice to the Senior Note Registrar.

     In connection with any transfer of Senior Notes, the Trustee, the Senior Note Registrar and the Issuer shall be entitled to receive, shall be under no duty to inquire into, may conclusively presume the correctness of, and shall be fully protected in relying upon the certificate, opinions and other information referred to herein (or in the forms provided herein, attached hereto or to the Senior Notes, or otherwise) received from any Holder and any transferee of any Senior Notes regarding the validity, legality and due authorization of any such transfer, the eligibility of the transferee to receive such Senior Notes and any other facts and circumstances related to such transfer.

         Section 2.7  Replacement Securities. If a mutilated Definitive Senior
Note is surrendered to the Senior Note Registrar, if a mutilated Global Note is surrendered to the Issuer, or if the Holder of a Senior Note claims that the Senior Note has been lost, destroyed or wrongfully taken, the Issuer shall issue, and the Trustee shall authenticate, a replacement Senior Note in such form as the Senior Note mutilated, lost, destroyed or wrongfully taken, if the Holder satisfies any reasonable requirements of the Trustee, the Senior Note Registrar or the Issuer. If required by the Trustee, the Senior Note Registrar or the Issuer, such Holder shall furnish an indemnity bond sufficient in the judgment of the Issuer, the Senior Note Registrar and the Trustee to protect the Issuer, the Trustee, the Paying Agent, the Senior Note Registrar and any co-registrar from any loss which any of them may suffer if a Security is replaced. The Issuer, the Senior Note Registrar and the Trustee may charge the Holder for their expenses in replacing a Senior Note.

         Every replacement Senior Note is an additional obligation of the Issuer.

         Section 2.8 Outstanding Securities. If a Senior Note is replaced pursuant to Section 2.7 hereof, it ceases to be Outstanding unless the Trustee and the Issuer receive proof satisfactory to them that the replaced Senior Note is held by a protected purchaser.

         If the Paying Agent segregates and holds in trust, in accordance with this Indenture, on a redemption date or maturity date, money sufficient to pay all principal and interest payable on that date with respect to the Senior Notes (or portions thereof) to be redeemed or maturing, as the case may be, then on and after that date such Senior Notes (or portions thereof) cease to be outstanding and interest on them ceases to accrue, as the case may be.

         Section 2.9 Temporary Senior Notes. Until definitive Senior Notes are ready for delivery, the Issuer may prepare and the Trustee shall authenticate temporary Senior Notes. Temporary Senior Notes shall be substantially in the form of definitive Senior Notes but may have variations that the Issuer considers appropriate for temporary Senior Notes. Without unreasonable delay, the Issuer shall prepare and the Trustee shall authenticate definitive Senior Notes and deliver them in exchange for temporary Senior Notes.

         Section 2.10 Cancellation. The Issuer at any time may deliver Senior Notes to the Trustee for cancellation. The Senior Notes Registrar and the Paying Agent shall forward to the Trustee any Senior Notes surrendered to them for registration of transfer, exchange, purchase or payment. The Trustee (and no one else) shall cancel all Senior Notes surrendered for registration of transfer, exchange, purchase, payment or cancellation and shall dispose of cancelled Senior Notes in accordance with its customary procedures. The Issuer may not issue new Senior Notes to replace Senior Notes it has redeemed, paid or delivered to the Trustee for cancellation. The Trustee shall not authenticate Senior Notes in place of cancelled Senior Notes other than pursuant to the terms of this Indenture.

         Section 2.11 Interest; Defaulted Interest. Interest on the Senior Notes shall accrue from the most recent date to which interest has been paid on the note for which the Senior Notes was exchanged pursuant to the Terra Nova Exchange Offer at the rate set forth in Exhibit A and Exhibit B. If the Issuer defaults in a payment of interest on the Senior Notes, the Issuer shall pay defaulted interest (plus interest on such defaulted interest to the extent lawful at the applicable interest rate on the Senior Notes) in any lawful manner. The Issuer may pay the defaulted interest to the Holder of such Senior Note on a subsequent Special Record Date. The Issuer shall fix or cause to be fixed any such Special Record Date and payment date and shall promptly mail to each Holder of Senior Notes and the Trustee a notice that states the special record date, if any, the payment date and the amount of defaulted interest to be paid. The Issuer may make payment of any defaulted interest in any other lawful manner not inconsistent with the requirements (if applicable) of any securities exchange on which the Senior Notes may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Issuer to the Trustee of the proposed payment pursuant to this paragraph, such manner of payment shall be deemed practicable by the Trustee.

     Section 2.12 CUSIP and CINS Numbers. The Issuer in issuing the Senior Notes may use "CUSIP" and "CINS" numbers (if then generally in use), and the Trustee shall use CUSIP numbers or CINS numbers, as the case may be, in notices of redemption or exchange as a convenience to holders; provided that any such notice shall state that no representation is made as the correctness of such numbers either as printed on the Senior Notes or as contained in any notice of redemption or exchange and that reliance may be placed only on the other identification numbers printed on the Senior Notes. The Issuer shall promptly notify the Trustee of any change in CUSIP or CINS numbers.

                                  ARTICLE III

                           SATISFACTION AND DISCHARGE

     Section 3.1 Satisfaction and Discharge of Indenture. This Indenture shall, upon request of the Issuer, cease to be of further effect (except as to surviving rights of registration of transfer or exchange of Senior Notes herein expressly provided for) and the Trustee, on demand of and at the expense of the Issuer, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when:

         (a) either:

             (1) all Senior Notes theretofore authenticated and delivered (other than (A) Senior Notes which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.7 and (B) Senior Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Issuer and thereafter repaid to the Issuer or discharged from such trust, as provided in Section 2.4) have been delivered to the Trustee for cancellation; or

             (2) all such Senior Notes not theretofore delivered to the Trustee for cancellation,

                 (A)  have become due and payable, or

                    (B) will become due and payable at their Stated Maturity within one year, or

                    (C) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuer, and the Issuer, in the case of Section 3.1(a)(2)(A), Section 3.1(a)(2)(B) or
Section 3.1(a)(2)(C) above, has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust for such purpose an amount of money or U.S. Government Obligations sufficient to pay and discharge the entire indebtedness on such Senior Notes not theretofore delivered to the Trustee for cancellation, for principal and any premium and interest to the date of such deposit (in the case of Senior Notes which have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be;

         (c) the Issuer has paid or caused to be paid all other sums payable hereunder by the Issuer;

         (d) such satisfaction and discharge shall not result in a breach or violation of, or constitute a default under, this Indenture or any other material agreement or instrument to which the Issuer is a party or by which the Issuer is bound; and

         (e) the Issuer has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel stating that (1) all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with and (2) such satisfaction and discharge will not result in a breach or violation of, or constitute a default under, this Indenture or any other material agreement or instrument to which the Issuer is a party or by which the Issuer is bound.

     Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Issuer to the Trustee under Section 5.6 and, if money shall have been deposited with the Trustee pursuant to this Section 3.1, the obligations of the Trustee under Sections 2.4 and 3.2 shall survive.

     Section 3.2   Application of Trust Money. Subject to the provisions of
Section 2.4, all money deposited with the Trustee pursuant to Section 3.1 shall be held in trust and applied by it, in accordance with the provisions of the Senior Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Issuer acting as Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal of and any premium and interest on the Senior Notes for whose payment such money has been deposited with the Trustee. If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with Section 3.1 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Issuer's obligations under this Indenture and the Senior Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 3.1; provided that if the Issuer has made any payment of principal of, and any premium and interest on, any Senior Notes because of the reinstatement of its obligations, the Issuer shall be subrogated to the rights of the Holders of such Senior Notes to receive such payment for the money or U.S. Government Obligations held by the Trustee or Paying Agent.

                                   ARTICLE IV

                              DEFAULTS AND REMEDIES

     Section 4.1 Events of Default. "Event of Default," wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether or not it shall be voluntary or involuntary or be effected by the operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation or any administrative or governmental body):

         (a) default in the payment of interest on any Senior Note when the same becomes due and payable and the continuance of such default for a period of 30 days; or

         (b) default in the payment of the principal of and any premium on any Senior Note at its Maturity, upon acceleration, optional redemption, required purchase or otherwise; or

         (c) default in the performance, or breach, of any covenant or agreement of the Issuer hereunder (other than a default in the performance, or breach, of a covenant or agreement that is specifically dealt with in clauses (a) and (b) in this Section 4.1), and continuance of such default or breach for a period of 60 days after there has been given, by registered or certified mail, to the Issuer by the Trustee or to the Issuer and the Trustee by the Holders of at least 25% in principal amount of the Outstanding Senior Notes, a written notice specifying such default or breach and stating that such notice is a "Notice of Default" hereunder; or

         (d) (1) an event of default shall have occurred under any mortgage, bond, indenture, loan agreement or other document evidencing any issue of indebtedness of the Issuer for money borrowed, which issue has an aggregate outstanding principal amount of not less than $10,000,000, and such default shall have resulted in such indebtedness becoming, whether by declaration or otherwise, due and payable prior to the date on which it would otherwise become due and payable or (2) a default in any payment when due at final Stated Maturity of any such indebtedness outstanding in an aggregate principal amount of not less than $10,000,000 and, in each case, within 10 days after notice thereof shall have been given, by registered or certified mail, to the Issuer by the Trustee, or to the Issuer and the Trustee by the Holders of at least 25% in aggregate principal amount of all of the Senior Notes at the time Outstanding; provided that if such indebtedness shall be remedied or cured by the Issuer or
--------
waived by the holders of such
indebtedness, then (1) the Event of Default hereunder by reason thereof shall be deemed likewise to have been thereupon remedied, cured or waived without further action on the part of either the Trustee or any Holders of the Senior Notes and
(2) any acceleration of the principal of the Senior Notes pursuant to Section
4.2 shall be deemed to be rescinded and annulled without further action on the part of either the Trustee or any Holders of the Senior Notes; and provided
                                                                   --------
further that, subject to the provisions of Sections 5.1 and 5.2, the Trustee
-------
shall not be charged with knowledge of any such default unless written notice thereof shall have been given to the Trustee by the Issuer, by a holder or an agent of the holder of any such indebtedness, by a trustee then acting under any indenture or other instrument under which such default shall have occurred, or by the Holders of not less than 25% in aggregate principal amount of all Outstanding Senior Notes; or

         (e)      a decree or order is entered by a court having jurisdiction
(1) for relief in respect of the Issuer or any Material Subsidiary in an involuntary case or proceeding under the Federal Bankruptcy Code or any other federal or state bankruptcy, insolvency, reorganization or similar law or (2) adjudging the Issuer or any Material Subsidiary bankrupt or insolvent, or seeking reorganization, arrangement, adjustment or composition of or in respect of the Issuer or any Material Subsidiary under the Federal Bankruptcy Code or any other applicable federal or state law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Issuer or any Material Subsidiary or of any substantial part of any of their properties, or ordering the winding up or liquidation of any of their affairs, and any such decree or order remains unstayed and in effect for a period of 60 consecutive days; or

         (f) the Issuer or any Material Subsidiary institutes a voluntary case or proceeding under the Federal Bankruptcy Code or any other applicable federal or state law or any other case or proceedings to be adjudicated bankrupt or insolvent, or the Issuer or any Material Subsidiary consents to the entry of a decree or order for relief in respect of the Issuer or any Material Subsidiary in any involuntary case or proceeding under the Federal Bankruptcy Code or any other applicable federal or state law or to the institution of bankruptcy or insolvency proceedings against the Issuer or any Material Subsidiary, or the Issuer or any Material Subsidiary files a petition or answer or consent seeking reorganization or relief under the Federal Bankruptcy Code or any other applicable federal or state law, or consents to the filing of any such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of any of the Issuer or any Material Subsidiary or of any substantial part of its property, or makes an assignment for the benefit of creditors, or admits in writing its inability to pay its debts generally as they become due or takes corporate action in furtherance of any such action.

     Section 4.2 Acceleration of Maturity; Rescission. If an Event of Default (other than an Event of Default specified in Section 4.1(e) or Section 4.1(f)) occurs and is continuing, the Trustee or the Holders of at least 25% of the principal amount of the Outstanding Senior Notes, by written notice to the Issuer (and to the Trustee if such notice is given by the Holders), may, and the Trustee at the request of such Holders shall, declare all unpaid principal of, and any premium and accrued interest on, all the Senior Notes to be due and payable immediately. Notwithstanding the foregoing, in the event of an Event of Default specified in Section 4.1(e) or Section 4.1(f), the amounts described above shall by such fact itself become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

     After a declaration of acceleration, but before a judgment or decree for payment of the money due has been obtained by the Trustee, the Holders of at least a majority in aggregate principal amount of the Outstanding Senior Notes, by written notice to the Issuer and the Trustee, may annul such declaration if
(a) the Issuer has paid or deposited with the Trustee a sum sufficient to pay
(1) all sums paid or advanced by the Trustee under this Indenture and the reasonable compensation, expenses, disbursements and advances of the trustee, its agents and counsel and any other amounts due to the Trustee under Section 5.6, (2) all overdue interest on all Senior Notes, (3) the principal of and premium, if any, on any Senior Notes which have become due and otherwise than by such declaration of acceleration and interest thereon at the rate borne by the Senior Notes, and (4) to the extent that payment of such interest is lawful, interest upon overdue interest at the rate borne by the Senior Notes; and (b) all Events of Default, other than the non-payment of principal of the Senior Notes which have become due solely by such declaration of acceleration, have been waived as provided in Section 4.13 or cured. No such rescission shall affect any subsequent default or impair any right consequent thereon.

     Section 4.3 Collection of Indebtedness and Suits for Enforcement by Trustee. The Issuer covenants that if:

         (a) default is made in the payment of any interest on any Senior Note when such interest becomes due and payable and such default continues for a period of 30 days, or

     (b) default is made in the payment of the principal of and any premium on any Senior Note at the Maturity thereof, the Issuer will, upon demand of the Trustee, pay to it, for the benefit of the Holders of such Senior Notes, the whole amount then due and payable on such Senior Notes for principal and interest and, to the extent that payment of such interest shall be legally enforceable, interest on overdue installments of interest at the rate borne by the Senior Notes; and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and any other amounts due to the Trustee under Section 5.6.

     If the Issuer fails to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid and may prosecute such proceeding to judgment or final decree, and may enforce the same against the Issuer or any other obligor upon the Senior Notes and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Issuer or any other obligor upon the Senior Notes, wherever situated.

     If an Event of Default occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders under this Indenture by such appropriate private or judicial proceedings as the Trustee shall deem most effectual to protect and enforce such rights.

     Section 4.4 Trustee May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Issuer or any other obligor upon the Senior Notes or the property of the Issuer or of such other obligor or their creditors, the Trustee (irrespective of whether the principal of the Senior Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Issuer for the payment of overdue principal or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise,

         (a) to file and prove a claim for the whole amount of principal and any premium and interest owing and unpaid in respect of the Senior Notes and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and any other amounts due to the Trustee under Section 5.6) and of the Holders allowed in such judicial proceeding, and

         (b) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same, and any custodian, receiver, assignee, trustee, liquidator, sequestrator or similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under
Section 5.6.

     Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any proposal, plan of reorganization, arrangement, adjustment or composition or other similar arrangement affecting the Senior Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

     Section 4.5 Trustee May Enforce Claims Without Possession of Senior Notes. All rights of action and claims under this Indenture or the Senior Notes may be prosecuted and enforced by the Trustee without the possession of any of the Senior Notes or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name and as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and any other amounts due to the Trustee under Section 5.6, be for the ratable benefit of the Holders of the Senior Notes in respect of which such judgment has been recovered.

     Section 4.6 Application of Money Collected. Any money, securities or other property collected by the Trustee pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal or any premium and interest, upon presentation of the Senior Notes and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

     FIRST: To the payment of all amounts due the Trustee under Section 5.6;

     SECOND: To the payment of the amounts then due and unpaid upon the Senior Notes for principal or any premium and interest, in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Senior Notes for principal or any premium and interest; and

     THIRD: The balance, if any, to the Issuer.

     Section 4.7 Limitation on Suits. No Holder of any Senior Notes shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture or the Senior Notes, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless

         (a) such Holder has previously given written notice to the Trustee of a continuing Event of Default;

         (b) the Holders of not less than 25% in principal amount of the Outstanding Senior Notes shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in the Trustee's own name;

         (c) such Holder or Holders have offered to the Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request;

         (d) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

         (e) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in principal amount of the Outstanding Senior Notes;

it being understood and intended that no one or more Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders, or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture except in the manner provided in this Indenture and for the equal and ratable benefit of all the Holders.

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

     Section 4.8 Unconditional Right of Holders to Receive Principal, Premium and Interest. Notwithstanding any other provision in this Indenture or any provision of the Senior Notes, the Holder of any Senior Note shall have the right, which is absolute and unconditional, to receive payment of the principal of and any premium and (subject to Section 2.11) interest on such Senior Note on the respective due dates expressed in such Senior Note (or, in the case of redemption, on the Redemption Date) and to institute suit for the enforcement of any such payment, and such rights shall not be impaired or affected without the consent of such Holder.

     Section 4.9 Restoration of Rights and Remedies. If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case the Issuer, the Trustee and the Holders shall, subject to any determination in such proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

     Section 4.10 Rights and Remedies Cumulative. Except as provided in Section 2.7, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

     Section 4.11 Delay or Omission Not Waiver. No delay or omission of the Trustee or of any Holder of any Senior Note to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein.

     Every right and remedy given by this Article 4 or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

     Section 4.12 Control by Holders. The Holders of not less than a majority in principal amount of the Outstanding Senior Notes shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, provided that:

         (a) such direction shall not be in conflict with any rule of law or with this Indenture or expose the Trustee to personal liability, and

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

         (b) subject to the provisions of Section 315 of the Trust Indenture Act, the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

     Section 4.13 Waiver of Defaults. Subject to Section 4.2, the Holders of not less than a majority in aggregate principal amount of the Outstanding Senior Notes by notice to the Trustee may on behalf of the Holders of all the Senior Notes waive any existing or past Default or Event of Default hereunder and its consequences, except a Default or Event of Default:

         (a) in the payment of the principal of and any premium or interest on any Senior Note,

         (b) in respect of a covenant or provision hereof which under Article 8 cannot be modified or amended without the consent of the Holder of each Outstanding Senior Note affected, or

         (c) in respect of a covenant or provision hereof which under Article 8 cannot be modified or amended without the consent of the Holders of a greater percentage in principal amount of, or all of, the Outstanding Senior Notes.

     The Holders of not less than the percentage in principal amount of Outstanding Senior Notes specified in Article 8 may on behalf of the Holders of all the Senior Notes waive any past Default or Event of Default hereunder and its consequences arising under a covenant or provision specified in Section 4.13(c).

     Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

     Section 4.14 Undertaking for Costs. All parties to this Indenture agree, and each Holder of any Senior Note by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant, in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section 4.14 shall not apply to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in principal amount of the Outstanding Senior Notes, or to any suit instituted by any Holder for the enforcement of the payment of the principal of or any premium or interest on any Senior Note on or after the respective Stated Maturities expressed in such Senior Note (or, in the case of redemption, on or after the Redemption Date).

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

                                   ARTICLE V

                                  THE TRUSTEE

     Section 5.1 Notice of Events of Default. Within 60 days after the occurrence of any Event of Default, the Trustee shall transmit by mail to all Holders of the Senior Notes, as their names and addresses appear in the Senior Note Register or at the addresses provided by Holders in writing to the Trustee, notice of such Event of Default hereunder known to the Trustee, unless such Event of Default shall have been cured or waived; provided, however, that, except in the case of a default in the payment of the principal of or any premium and interest on any Senior Note, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors and/or Responsible Officers of the Trustee in good faith determines that the withholding of such notice is in the interest of the Holders.

     Section 5.2 Certain Rights of Trustee.

             (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of his own affairs.

             (b) Except during the period when an Event of Default is continuing:

                 (1) the Trustee is required to perform only those duties as are specifically set forth in this Indenture and no covenants or obligations shall be implied in this Indenture that are adverse to the Trustee; and

                 (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; provided that the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

             (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

                 (1) this Section 5.2(c) does not limit the effect of Section 5.2(b);

                 (2) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts;

             (3) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 4.12; and

             (4) no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

          (d) Every provision of this Indenture that in any way relates to the Trustee is subject to this Section 5.2.

          (e) The Trustee may refuse to perform any duty or exercise any right or power unless it receives indemnity satisfactory to it against any loss, liability or expense, including such reasonable advances as may be requested by the Trustee.

          (f)    Subject to the foregoing Sections 5.2(a), 5.2(b), 5.2(c), 5.2
(d) and 5.2(e):

                 (1) The Trustee may rely and shall be protected in acting or in refraining from acting upon any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document. Any request or direction of the Issuer mentioned herein shall be sufficiently evidenced by a Request or Order of the Issuer and any resolution by the Board of Directors of the Issuer may be sufficiently evidenced by a Board Resolution.

                 (2) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel. In addition, in determining the compliance of the Issuer with the financial covenants set forth herein, the Trustee may rely on the certificate delivered to the Trustee pursuant to Section 9.18.

                 (3) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

                 (4) The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within its rights or powers.

                 (5) The Trustee may consult with counsel, accountants or other experts and any advice of such counsel, accountants or other experts shall be full and complete authorization and protection in respect of any action taken, suffered or omitted to be taken by it hereunder in good faith and in accordance with such advice.

          (6) The Trustee shall not be deemed to have notice of any Default hereunder, except for Events of Default described in Paragraphs (a) or (b) of Section 4.1 (only to the extent that the Trustee acts as the Paying Agent), unless the Trustee shall be specifically notified by a writing delivered to it of such Default by the Issuer, , the Paying Agent (to the extent the Trustee is not acting as the Paying Agent) or by the Holders of at least 25% in aggregate principal amount of the Outstanding Senior Notes, and in the absence of such notice so delivered, the Trustee may conclusively assume that there is no Default except as aforesaid.

          (7) The permissive rights of the Trustee to do things enumerated in this Indenture shall not be construed as duties.

     Section 5.3 Not Responsible for Recitals or Issuance of Senior Notes. The recitals contained herein and in the Senior Notes, except the Trustee's certificates of authentication, shall be taken as the statements of the Issuer, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or the Senior Notes. The Trustee shall not be accountable for the use or application by the Issuer of Senior Notes or the proceeds thereof, except that the Trustee represents that it is duly authorized to execute and deliver this Indenture, authenticate the Senior Notes and perform its obligations hereunder.

     Section 5.4 Trustee and Agents May Hold Senior Notes; Collections; etc. The Trustee and any Paying Agent, Senior Note Registrar or other agent of the Issuer in its individual or any other capacity, may become the owner or pledgee of Senior Notes with the same rights it would have if it were not the Trustee, Paying Agent, Senior Note Registrar or such other agent and, subject to Sections 310(b) and 311 of the Trust Indenture Act, may otherwise deal with the Issuer and receive, collect, hold and retain collections from the Issuer with the same rights it would have if it were not Trustee, Paying Agent, Senior Note Registrar or such other agent.

     Section 5.5 Money Held in Trust. All moneys received by the Trustee shall, until used or applied as herein provided, be held in trust hereunder for the purposes for which they were received and need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed with the Issuer.

     Section 5.6 Compensation and Reimbursement. The Issuer covenants and agrees:

             (a) to pay to the Trustee from time to time reasonable compensation for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

             (b) except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith; and

        (c) to indemnify the Trustee and each of its officers, directors, employees, agents and counsel for, and to hold them harmless against, any loss, liability or expense incurred without negligence or bad faith on their part, arising out of or in connection with the acceptance or administration of this Indenture or the trusts hereunder, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder.

     The obligation of the Issuer under this Section 5.6 to compensate the Trustee and to pay and reimburse the Trustee for such expenses, disbursements and advances shall constitute additional indebtedness hereunder and shall survive the resignation or removal of the Trustee and the satisfaction and discharge of this Indenture.

     As security for the performance of the obligation of the Issuer under this
Section 5.6, the Trustee shall have a claim prior to the Senior Notes upon all money, securities or other property held or collected by the Trustee as such and the Senior Notes are hereby subordinated to such claim.

     If the Trustee incurs expenses or renders services after an Event of Default specified in Section 4.1(e) or Section 4.1(f) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under the Federal Bankruptcy Code and any other applicable federal or state bankruptcy law.

     Section 5.7 Conflicting Interests. The Trustee shall comply with the provisions of Section 310(b) of the Trust Indenture Act. To the extent permitted by the Trust Indenture Act, the Trustee shall not be deemed to have a conflicting interest by virtue of being a trustee under this Indenture; the Indenture of even date herewith between Markel Corporation and JPMorgan Chase Bank (including the 7.0% Senior Notes due 2008 issued thereunder); the Indenture dated as of June 5, 2001 between Markel Corporation and The Chase Manhattan Bank, now known as JPMorgan Chase Bank, with respect to securities of more than one series (including the Liquid Yield Option Notes due 2031 issued thereunder); the Indenture (for 8.71% Junior Subordinated Deferrable Interest Debentures) dated as of January 13, 1997 between Markel Corporation and The Chase Manhattan Bank, now known as JPMorgan Chase Bank; the Indenture dated as of May 18, 1998, among Terra Nova Insurance (UK) Holdings plc, Terra Nova (Bermuda) Holdings Ltd., and The Chase Manhattan Bank, now known as JPMorgan Chase Bank; the Indenture dated as of August 26, 1997, among Terra Nova Insurance (UK) Holdings plc, Terra Nova (Bermuda) Holdings Ltd., and The Chase Manhattan Bank, now known as JPMorgan Chase Bank; and the Indenture dated as of October 26, 1993, between Markel Corporation and The Chase Manhattan Bank, now known as JPMorgan Chase Bank (including the 7.25% Notes due November 1, 2003 issued thereunder).

     Section 5.8 Corporate Trustee Required; Eligibility. There shall at all times be a Trustee hereunder which shall be eligible to act as Trustee under
Section 310(a)(1) of the Trust

Indenture Act and which shall have a combined capital and surplus of at least $50,000,000 and have its Corporate Trust Office located in The City of New York (or if its Corporate Trust Office shall not be located in The City of New York, the Issuer shall, pursuant to Section 2.3, maintain an office or agency in The City of New York where the Senior Notes may be presented or surrendered and notices and demands hereunder may be made or served) to the extent there is such an institution eligible and willing to serve. If such corporation publishes reports of condition at least annually pursuant to law or to the requirements of federal, state, territorial or District of Columbia supervising or examining authority, then, for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article 5.

     Section 5.9   Resignation and Removal; Appointment of Successor.

             (a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article 5 shall become effective until the acceptance of appointment by the successor Trustee under Section 5.10, at which time the retiring Trustee shall be fully discharged from its obligations hereunder.

             (b) The Trustee may resign at any time by giving written notice thereof to the Issuer. Upon receiving such notice of resignation, the Issuer shall promptly appoint a successor Trustee by written instrument executed by authority of the Board of Directors of the Issuer, a copy of which shall be delivered to the resigning Trustee and a copy to the successor Trustee. If an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may, at the expense of the Issuer, or any Holder who has been a bona fide Holder of a Senior Note for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee. Such court may thereupon, after such notice, if any, as it may deem proper, appoint a successor Trustee.

             (c) The Trustee may be removed at any time by an Act of the Holders of a majority in principal amount of the Outstanding Senior Notes, delivered to the Trustee and the Issuer.

             (d)   If at any time:

                   (1)   the Trustee shall fail to comply with the provisions of
      Section 310(b) of the Trust Indenture Act after written request therefor by the Issuer or by any Holder who has been a bona fide Holder of a Senior Note for at least six months, or

            (2) the Trustee shall cease to be eligible under Section 5.8 and shall fail to resign after written request therefor by the Issuer or by any Holder who has been a bona fide Holder of a Senior Note for at least six months, or

            (3) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any case,

            (i)   the Issuer by a Board Resolution may remove the Trustee, or

            (ii) subject to Section 4.14, the Holder of any Senior Note who has been a bona fide Holder of a Senior Note for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

     (e) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, the Issuer, by a Board Resolution, shall promptly appoint a successor Trustee. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee shall be appointed by Act of the Holders of a majority in principal amount of the Outstanding Senior Notes delivered to the Issuer and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment in accordance with Section 5.10, become the successor Trustee and supersede the successor Trustee appointed by the Issuer. If no successor Trustee shall have been so appointed by the Issuer or the Holders of the Senior Notes and so accepted appointment, the Holder of any Senior Note who has been a bona fide Holder for at least six months may on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee.

     (f) The Issuer shall give notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee by mailing written notice of such event by first class mail, postage prepaid, to the Holders of Senior Notes as their names and addresses appear in the Senior Note Register. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office.

Section 5.10 Acceptance of Appointment by Successor. Every successor Trustee appointed hereunder shall execute, acknowledge and deliver to the Issuer and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; provided, however, that the retiring Trustee shall continue to be entitled to the benefit of Section 5.6(c); but, on request of the Issuer or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee, and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder. Upon request of any such successor Trustee, the Issuer shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts.

     No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article 5. Upon acceptance of appointment by any successor Trustee as provided in this Section 5.10, the Issuer shall give notice thereof to the Holders of the Senior Notes, by mailing such notice to the Holders of Senior Notes as their names and addresses appear on the Senior Note Register. If the acceptance of appointment is substantially contemporaneous with the resignation, then the notice called for by the preceding sentence may be combined with the notice called for by Section 5.9. If the Issuer fails to give such notice within 10 days after acceptance of appointment by the successor Trustee, the successor Trustee shall cause such notice to be given at the expense of the Issuer.

     Section 5.11 Merger, Conversion, Consolidation or Succession to Business. Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Senior Notes shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Senior Notes so authenticated with the same effect as if such successor Trustee had itself authenticated such Senior Notes.

     Section 5.12 Preferential Collection of Claims Against the Issuer. If and when the Trustee shall be or become a creditor of the Issuer (or any other obligor under the Senior Notes), the Trustee shall be subject to the provisions of Section 311(b) of the Trust Indenture Act regarding the collection of claims against the Issuer (or any such other obligor).

                                   ARTICLE V

                      HOLDERS' LISTS AND REPORTS BY TRUSTEE

     Section 6.1 Disclosure of Names and Addresses of Holders. Every Holder of Senior Notes, by receiving and holding the same, agrees with the Issuer and the Trustee that neither the Issuer nor the Trustee or any agent of either of them shall be held accountable by reason of the disclosure of any information as to the names and addresses of the Holders in accordance with Section 312 of the Trust Indenture Act, regardless of the source from which such information was derived, and that the Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under
Section 312 of the Trust Indenture Act.

     Section 6.2 Reports by Trustee. Within 60 days after May 15 of each year commencing with the first May 15 after the first issuance of Senior Notes, the Trustee shall transmit by mail to all Holders of Senior Notes, as their names and addresses appear in the Senior Note Register, as provided in Trust Indenture Act Section 313(c), a brief report dated as of such May 15 if required by Trust Indenture Act Section 313(a).

                                   ARTICLE VII

              CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE

     Section 7.1 Issuer May Consolidate, etc., Only on Certain Terms. After the Issue Date, the Issuer shall not consolidate with or merge with or into any other Person, or, directly or indirectly, sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of its assets in one or more related transactions to any Person or group of affiliated Persons unless, at the time and after giving effect thereto:

          (a)    (1)  the Issuer shall be the continuing corporation, or

                 (2) the Person (if other than the Issuer) formed by such consolidation, or into which the Issuer is merged or the Person that acquires by sale, assignment, transfer, lease, conveyance or other disposition the assets of the Issuer, substantially as an entirety (the "Surviving Entity"), is a corporation duly organized and validly existing under the laws of any domestic or foreign jurisdiction and shall, in the case of clause (2), expressly assume, by supplemental indenture hereto, executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, all the obligations of the Issuer under this Indenture;

          (b) immediately before and after such transaction, giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing;

          (c) if any of the property or assets of the Issuer would thereupon become subject to any Lien, the outstanding Senior Notes shall be secured equally and ratably with (or prior to) the obligation or liability secured by such Lien, unless the Issuer could create such Lien hereunder without equally and ratably securing the Senior Notes; and

          (d) the Issuer has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, transfer or lease and such supplemental indenture, if one is required by this Section 7.1, comply with this Section 7.1 and that all conditions precedent herein provided for relating to such transaction have been complied with.

     Section 7.2 Successor Substituted. Upon any consolidation or merger or any sale, assignment, transfer, lease or conveyance or other disposition of all or substantially all of the assets of the Issuer in accordance with Section 7.1, the successor Person formed by such consolidation or into which the Issuer is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for, and may exercise every right and power of, the Issuer under this Indenture with the same effect as if such successor Person had been named as the Issuer herein. When a successor assumes all the obligations of its predecessor under this Indenture and the Senior Notes, the predecessor will be released from those obligations, provided that in the case of a transfer by lease, the predecessor corporation shall not be released from the payment of principal and interest on the Senior Notes.

                                  ARTICLE VIII

                             SUPPLEMENTAL INDENTURES

     Section 8.1 Supplemental Indentures Without Consent of Holders. Without the consent of any Holders, the Issuer, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto in form satisfactory to the Trustee, for any of the following purposes:

          (a) to cure any ambiguity or to correct any provision herein which may be defective or inconsistent with any other provision herein;

          (b) to provide for the assumption of the Issuer's obligations to Holders of the Senior Notes in the case of a merger or consolidation;

          (c)    to secure the Senior Notes pursuant to the requirements of
Section 7.1;

          (d) to comply with the requirements of the Commission in order to effect or maintain the qualification of this Indenture under the Trust Indenture Act, as contemplated by Section 8.5 or otherwise;

          (e) to evidence and provide the acceptance of the appointment of a successor Trustee hereunder; or

            (f) to make any other change that would provide any additional rights or benefits to the Holders or that does not adversely affect the legal rights of any Holder under this Indenture or the Senior Notes.

     Section 8.2 Supplemental Indentures with Consent of Holders. With the consent of the Holders of not less than a majority in principal amount of the Outstanding Senior Notes (including consents obtained in connection with a tender offer or exchange offer for the Senior Notes), by Act of such Holders delivered to the Issuer and the Trustee, the Issuer, when authorized by a Board Resolution, and the Trustee may enter into one or more indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of waiving or modifying in any manner the rights of the holders under this Indenture; provided, however, that no such supplemental indenture, amendment or waiver shall without the consent of the Holder of each Outstanding Senior Note affected thereby:

                  (1) change the Stated Maturity or the principal of, or any installment of interest on, any Senior Note or reduce the principal amount thereof or the rate of interest thereon or any provision relating to redemption price of Senior Notes or the periods during which redemption may be effected, or change the coin or currency in which the principal of any Senior Note or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date); or

                  (2) reduce the percentage in principal amount of the Outstanding Senior Notes, the consent of whose Holders is required for any such supplemental indenture or the consent of whose Holders is required for any waiver (of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences) provided for in this Indenture; or

                  (3) modify any of the provisions of this Section 8.2, Section
     4.13 or Section 9.20, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Senior Note affected thereby.

     It shall not be necessary for any Act of Holders under this Section 8.2 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

     Section 8.3 Execution of Supplemental Indentures. In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article 8 or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, in addition to the documents required by Section 1.3, and (subject to Section 315(a) through 315(d) of the Trust Indenture Act and Section 5.2

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hereof) shall be fully protected in relying upon, an Officers' Certificate and an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which adversely affects the Trustee's own rights, duties or immunities under this Indenture or otherwise.

     Section 8.4 Effect of Supplemental Indentures. Upon the execution of any supplemental indenture under this Article 8, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Senior Notes theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

     Section 8.5 Conformity with Trust Indenture Act. Every supplemental indenture executed pursuant to this Article 8 shall conform to the requirements of the Trust Indenture Act as then in effect.

     Section 8.6 Reference in Senior Notes to Supplemental Indentures. Senior Notes authenticated and delivered after the execution of any supplemental indenture pursuant to this Article 8 may, and shall if required by the Issuer, bear a notation in form approved by the Issuer as to any matter provided for in such supplemental indenture. If the Issuer shall so determine, new Senior Notes so modified as to conform, in the opinion of the Issuer, to any such supplemental indenture may be prepared and executed by the Issuer and shall be authenticated and delivered by the Trustee in exchange for Outstanding Senior Notes.

                                   ARTICLE IX

                                    COVENANTS

     Section 9.1 Payment of Principal, Premium and Interest. The Issuer will duly and punctually pay the principal of and any premium and interest on the Senior Notes in accordance with the terms of the Senior Notes and this Indenture. Principal and interest shall be considered paid on the date due if the Paying Agent (other than the Issuer) holds on that date money sufficient to pay all principal and interest then due. The Issuer shall pay interest on overdue principal and, to the extent lawful, interest on overdue installments of interest, at the rate per annum set forth in the Senior Notes.

     Section 9.2 Corporate Existence. Subject to Article 7, the Issuer shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and the corporate rights (charter and statutory), corporate licenses and corporate franchises of the Issuer; provided that the Issuer shall not be required to preserve any such right, license, or franchise if the Board of Directors of the Issuer shall determine that the preservation thereof is no

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longer desirable in the conduct of the business of the Issuer and that the loss thereof is not disadvantageous in any material respect to the Holders.

     Section 9.3 Payment of Taxes and Other Claims. The Issuer will pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (a) all material taxes, assessments and governmental charges levied or imposed upon it or any Subsidiary and (b) all material lawful claims for labor, materials and supplies, which, if unpaid, might by law become a Lien upon the property of the Issuer or any of its Subsidiaries that could produce a material adverse effect on the consolidated financial condition of the Issuer (in the good faith judgment of management); provided, however, that the Issuer shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings.

     Section 9.4 Maintenance of Properties. The Issuer shall cause all properties owned by or leased to it or its Subsidiaries and used or useful in the conduct of its business or the business of such Subsidiary to be maintained and kept in normal condition, repair and working order, ordinary wear and tear excepted; provided that nothing in this Section 9.4 shall prevent the Issuer or any of its Subsidiaries from discontinuing the use, operation or maintenance of any of such properties, or disposing of any of them, if such discontinuance or disposal is, in the judgment of the Board of Directors the Issuer or the Subsidiary concerned, or of any officer (or other agent employed by the Issuer or any of its Subsidiaries) of the Issuer or such Subsidiary having managerial responsibility for any such property, desirable in the conduct of the business of the Issuer or any of its Subsidiaries.

     Section 9.5  [Intentionally Omitted].

     Section 9.6  [Intentionally Omitted].

     Section 9.7  [Intentionally Omitted].

     Section 9.8 Liens. The Issuer will not, and will not permit any of its Subsidiaries to create, incur, or suffer to exist any Lien (other than a Purchase Money Lien) upon any capital stock, whether owned on the date of this Indenture or hereafter acquired, of any Restricted Subsidiary, to secure any Obligation of the Issuer, any Subsidiary or any other Person, without in any such case making effective provision whereby all of the Outstanding Senior Notes shall be directly secured equally and ratably with such Obligations; provided, however, that the foregoing restrictions shall not apply to Liens existing on the date hereof securing Obligations outstanding on the date hereof.

     Section 9.9  [Intentionally Omitted].

     Section 9.10 [Intentionally Omitted].

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     Section 9.11 [Intentionally Omitted].

     Section 9.12 [Intentionally Omitted].

     Section 9.13 [Intentionally Omitted].

     Section 9.14 [Intentionally Omitted].

     Section 9.15 [Intentionally Omitted].

     Section 9.16 [Intentionally Omitted].

     Section 9.17 Withholding Tax. All payments made by the Issuer under the Senior Notes will be made without deduction or withholding, for or on account of, any and all present and future taxes, duties, assessments, or governmental charges of whatever nature unless the deduction or withholding of such taxes, duties, assessments or governmental charges is then required by law.

     Section 9.18 Statement as to Compliance. The Issuer will deliver to the Trustee, within 120 days after the end of each fiscal year ending after the date hereof, a certificate of its principal executive officer, principal financial officer or principal accounting officer stating whether, to such officer's knowledge, the Issuer is in compliance with all covenants and conditions to be complied with by it under this Indenture. For purposes of this Section 9.18, such compliance shall be determined without regard to any period of grace or requirement of notice under this Indenture.

     Section 9.19 [Intentionally Omitted]

     Section 9.20 Waiver of Certain Covenants. The Issuer may omit in any particular instance to comply with any covenant or condition set forth in Sections 9.3, 9.4, 9.8, 9.17 and 9.18, if, before or after the time for such compliance, the Holders of not less than a majority in aggregate principal amount of the Senior Notes at the time Outstanding shall, by Act of such Holders, waive such compliance in such instance with such covenant or condition. No such waiver shall extend to or affect such covenant or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Issuer and the duties of the Trustee in respect of any such covenant or condition shall remain in full force and effect.

                                    ARTICLE X

                           REDEMPTION OF SENIOR NOTES

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     Section 10.1 Right of Redemption. The Issuer shall have the right to redeem the Senior Notes, in whole or in part, at any time and from time to time.

     Section 10.2 Applicability of Article. Redemption of Senior Notes at the election of the Issuer or otherwise, as permitted or required by any provision of this Indenture, shall be made in accordance with such provision and this
Article 10.

     Section 10.3 Election to Redeem; Notice to Trustee. The election of the Issuer to redeem any Senior Notes pursuant to Section 10.1 shall be evidenced by a Board Resolution. In case of such redemption, the Issuer shall, at least 60 days prior to the Redemption Date fixed by it (unless a shorter notice period shall be satisfactory to the Trustee), notify the Trustee of such Redemption Date and of the principal amount of Senior Notes to be redeemed.

     Section 10.4 Selection by Trustee of Senior Notes to Be Redeemed. If less than all of the Senior Notes are to be redeemed, the particular Senior Notes or portions thereof to be redeemed shall be selected not more than 60 days and not less than 30 days prior to the Redemption Date by the Trustee, from the Outstanding Senior Notes not previously called for redemption on a pro rata basis, by lot or by any other method the Trustee shall deem fair and appropriate and in compliance with the requirements of such principal national securities exchange, if any, on which the Senior Notes are listed or, if the Senior Notes are not so listed, on a pro rata basis, by lot or by any other method the Trustee shall deem fair and appropriate, provided that the amounts to be redeemed shall be equal to $1,000 or any integral multiple thereof.

     The Trustee shall promptly notify the Issuer and the Senior Note Registrar in writing of the Senior Notes selected for redemption and, in the case of any Senior Notes selected for partial redemption, the principal amount thereof to be redeemed.

     For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to redemption of Senior Notes shall relate, in the case of any Senior Note redeemed or to be redeemed only in part, to the portion of the principal amount of such Senior Note which has been or is to be redeemed.

     Section 10.5 Notice of Redemption. Notice of redemption shall be given by first-class mail, postage prepaid, mailed not less than 30 nor more than 60 days prior to the Redemption Date, to each Holder of Senior Notes to be redeemed at the Redemption Prices specified in Section 10.9.

     All notices of redemption shall state:

          (a)     the Redemption Date;

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               (b) the Redemption Price including, in connection with an
optional redemption pursuant to Section 10.9, the estimated Make-Whole Amount due in connection with such redemption (calculated as if the date of such notice were the date of the prepayment) and setting forth the details of such calculation of Make-Whole Amount;

               (c) if less than all Outstanding Senior Notes are to be redeemed, the identification (and, if the case of a Senior Note to be redeemed in part, the principal amount) of the particular Senior Notes to be redeemed;

               (d) that on the Redemption Date the Redemption Price will become due and payable upon each such Senior Note or portion thereof, and that (unless the Issuer shall default in payment of the Redemption Price) interest thereon shall cease to accrue on and after said date;

               (e) the place or places where such Senior Notes are to be surrendered for payment of the Redemption Price;

               (f) that Senior Notes called for redemption must be surrendered to the Paying Agent to collect the Redemption Price;

               (g) the CUSIP number or numbers, if any, relating to such Senior Notes, but that no representation is made as to the correctness or accuracy of the CUSIP number listed in such notice or printed on the Senior Notes and that reliance may be placed only on the other identification numbers printed on the Senior Notes;

               (h) in the case of a Definitive Senior Note to be redeemed in part, the principal amount of such Senior Note to be redeemed and that after the Redemption Date upon surrender of such Definitive Senior Note, a new Definitive Senior Note or Definitive Senior Notes in the aggregate principal amount equal to the unredeemed portion thereof will be issued; and

               (i) in the case of a Global Note to be redeemed in part, the principal amount of such Global Note to be redeemed and that after the Redemption Date upon surrender of such Global Note a new Global Note in principal amount equal to the unredeemed portion will be issued or an adjustment will be made to the existing Global Note such that the aggregate principal amount of the Global Note will equal the unredeemed portion of the Global Note.

     Notice of redemption of Senior Notes to be redeemed at the election of the Issuer shall be given by the Issuer or, at its request, by the Trustee in the name and at the expense of the Issuer. Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice to any other Holder.

     Section 10.6 Deposit of Redemption Price. On or prior to 10:00 a.m., New York City time, on any Redemption Date, the Issuer shall deposit with the Trustee or with a Paying Agent (or, if the Issuer is acting as its own

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Paying Agent, segregate and hold in trust as provided in Section 2.4) an amount of money in same-day funds (or New York Clearing House funds if such deposit is made prior to the applicable Redemption Date) sufficient to pay the Redemption Price of, and (except if the Redemption Date shall be an Interest Payment Date) accrued interest on, all the Senior Notes or portions thereof which are to be redeemed on that date.

     Section 10.7 Senior Notes Payable on Redemption Date. Notice of redemption having been given as aforesaid, the Senior Notes to be redeemed shall, subject to the provisions of Section 10.3, on the Redemption Date, become due and payable at the Redemption Price therein specified and from and after such date (unless the Issuer shall default in the payment of the Redemption Price and accrued interest) such Senior Notes shall cease to bear interest. Upon surrender of any such Senior Note for redemption in accordance with said notice, such Senior Note shall be paid by the Issuer at the Redemption Price together with accrued interest to the Redemption Date; provided, however, that installments of interest on any Definitive Senior Notes whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders of such Definitive Senior Notes, or one or more predecessor Definitive Senior Notes, registered as such on the relevant Regular Record Dates according to the terms and the provisions of
Section 2.5.

     If any Senior Note called for redemption shall not be so paid upon surrender thereof for redemption, the principal thereof (and premium, if any, thereon) shall, until paid, bear interest from the Redemption Date at the rate borne by such Senior Note.

     Section 10.8 Senior Notes Redeemed in Part. Any Senior Note which is to be redeemed only in part shall be surrendered at the office or agency of the Issuer maintained for such purpose pursuant to Section 2.3 (with, if the Issuer, the Senior Note Registrar or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Issuer, the Senior Note Registrar or the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing). Upon surrender of a Definitive Senior Note that is redeemed in part, the Issuer shall execute, and the Trustee shall authenticate and deliver to the Holder of such Definitive Senior Note without service charge, a new Definitive Senior Note or Definitive Senior Notes, of any authorized denomination as requested by such Holder in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Definitive Senior Note so surrendered. Upon surrender of a Global Note that is redeemed in part, the Paying Agent shall forward the Global Note to the Trustee who shall reduce the principal amount of such Global Note to an amount equal to the unredeemed portion of the Global Note surrendered.

     Section 10.9 Optional Redemption. (a) The Senior Notes are subject to redemption at a Redemption Price equal to 100% of the principal amount, together with accrued and unpaid interest to the Redemption Date (subject to the right of Holders of record on relevant Regular Record Dates to receive interest due on an Interest Payment Date) as provided in the Indenture, plus the Make-Whole Amount, if any, with respect to such Senior Notes.

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     Three Business Days prior to such prepayment, the Issuer shall give notice to the Quotation Agent requesting the Quotation Agent to provide a quote of the Comparable Treasury Price and the Quotation Agent shall provide such quotation to the Issuer on or before one Business Day prior to such prepayment.

     One Business Day prior to such prepayment, the Quotation Agent or the Issuer shall give notice to the Indenture Trustee specifying the calculation of the Make-Whole Amount as of the Redemption Date.

              (a) The Senior Notes are not subject to redemption through operation of a sinking fund.

                                   ARTICLE XI

                       DEFEASANCE AND COVENANT DEFEASANCE


     Section 11.1 Option to Effect Defeasance or Covenant Defeasance. The Issuer may, at its option by Board Resolution, at any time, elect to have either
Section 11.2 or Section 11.3 be applied to all Outstanding Senior Notes upon compliance with the conditions set forth below in this Article 11.

     Section 11.2 Defeasance and Discharge. Upon the Issuer's exercise under
Section 11.1 of the option applicable to this Section 11.2, the Issuer shall be deemed to have been discharged from its obligations with respect to all Outstanding Senior Notes on the date the conditions set forth below are satisfied (hereinafter, "defeasance"). For this purpose, such defeasance means that the Issuer shall be deemed to have paid and discharged the entire indebtedness represented by the Outstanding Senior Notes, which shall thereafter be deemed to be "Outstanding" only for the purposes of Section 11.5 and the other sections of this Indenture referred to in Section 11.2(a) and Section 11.2(b) below, and to have satisfied all other obligations under such Senior Notes and this Indenture (and the Trustee, on demand of and at the expense of the Issuer shall execute proper instruments acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of Outstanding Senior Notes to receive solely from the trust fund described in Section 11.5 and as more fully set forth in such Section, payments in respect of the principal of and any premium and interest on such Senior Notes when such payments are due, or on the Redemption Date, as the case may be, (b) the Issuer's obligations with respect to such Senior Notes under Section 2.3, Section 2.4, Section 2.6, Section 2.7, Section
2.12 and Section 2.13, (c) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Issuer's obligations in connection therewith, and
(d) this Article 11. Subject to compliance with this Article 11, the Issuer may exercise its option under this Section 11.2 notwithstanding the prior exercise of its option under Section 11.3 with respect to the Senior Notes.

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

     Section 11.3 Covenant Defeasance. Upon the Issuer's exercise under Section
11.1 of the option applicable to this Section 11.3, the Issuer, and, if applicable, the Trustee and each Holder of Senior Notes, shall be released from its obligations under the covenants contained in Article 7, Sections 9.2 through 9.4, Section 9.8, Section 9.17 and Section 9.18 inclusive, with respect to the Outstanding Senior Notes on and after the date the conditions set forth below are satisfied (hereinafter, "covenant defeasance"), and the Senior Notes shall thereafter be deemed to be not "Outstanding" for the purposes of any request, demand, authorization, direction, notice, consent, waiver or other Act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "Outstanding" for all other purposes hereunder (it being understood that such Senior Notes shall not be deemed Outstanding for financial accounting purposes). For this purpose, such covenant defeasance means that, with respect to the Outstanding Senior Notes, the Issuer may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a default or an Event of Default under Section 4.1(c) but, except as specified above, the remainder of this Indenture and such Senior Notes shall be unaffected thereby.

     Section 11.4 Conditions to Defeasance or Covenant Defeasance. The following shall be the conditions to application of either Section 11.2 or Section 11.3 to the Outstanding Senior Notes:

              (a) The Issuer shall irrevocably have deposited or caused to be deposited with the Trustee as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of such Senior Notes, (1) cash in U.S. Dollars in an amount, or (2) U.S. Government Obligations which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment, cash in U.S. Dollars in an amount, or (3) a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge and which shall be applied by the Trustee (or other qualifying trustee) to pay and discharge the principal of (and premium, if any) and interest on the Outstanding Senior Notes on the Stated Maturity or on the applicable Optional Redemption Date, as the case may be, of such principal or installment of principal of and any premium and interest on the Senior Notes; provided that the Trustee shall have been irrevocably instructed by the Issuer in writing to apply such money or the proceeds of such U.S. Government Obligations to said payments with respect to the Senior Notes. For this purpose, "U.S. Government Obligations" means securities that are (x) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged or (y) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and

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credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such U.S. Government Obligation or a specific payment of principal of or interest on any such U.S. Government Obligation held by such custodian for the account of the holder of such depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of principal of or interest on the U.S. Government Obligation evidenced by such depository receipt;

          (b) In the case of an election under Section 11.2, the Issuer shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably satisfactory to the Trustee confirming that (1) the Issuer has received from, or there has been published by, the Internal Revenue Service a ruling or (2) since the date hereof, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the Holders of the Outstanding Senior Notes will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred;

          (c) In the case of an election under Section 11.3, the Issuer shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably satisfactory to the Trustee confirming that the Holders of the Outstanding Senior Notes will not recognize income, gain or loss for Federal income tax purposes as a result of such covenant defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred;

          (d) No Default or Event of Default with respect to the Senior Notes shall have occurred and be continuing on the date of such deposit or, insofar as
Section 4.1(e) or Section 4.1(f) is concerned, at any time in the period ending on the 91st day after the date of such deposit;

          (e) Such election under Section 11.2 or Section 11.3 shall not result in a breach or violation of, or constitute a default under, this Indenture or any other material agreement or instrument to which the Issuer is a party or by which the Issuer is bound;

          (f) In the case of an election under either Section 11.2 or Section 11.3, the Issuer shall have delivered to the Trustee an Opinion of Counsel to the effect that after the 91st day following deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally;

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              (g) In the case of an election under either Section 11.2 or
Section 11.3, the Issuer shall have delivered to the Trustee an Officers' Certificate stating that the deposit made by the Issuer pursuant to its election under Section 11.2 or Section 11.3 was not made by the Issuer with the intent of preferring the Holders over other creditors of the Issuer or with the intent of defeating, hindering, delaying or defrauding creditors of the Issuer or others; and

              (h) The Issuer shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel in the United States, each stating that all conditions precedent provided for relating to either the defeasance under
Section 11.2 or the covenant defeasance under Section 11.3 (as the case may be) have been complied with as contemplated by this Section 11.4.

     Section 11.5 Deposited Money and U.S. Government Obligations to be Held in Trust; Other Miscellaneous Provisions. Subject to the provisions of Section 2.4, all money and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 11.5, the "Trustee") pursuant to Section 11.4 in respect of the Outstanding Senior Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Senior Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Issuer acting as its own Paying Agent) as the Trustee may determine, to the Holders of such Senior Notes of all sums due and to become due thereon in respect of principal and any premium and interest, but such money need not be segregated from other funds except to the extent required by law.

     The Issuer shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or U.S. Government Obligations deposited pursuant to Section 11.4 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the Outstanding Senior Notes.

     Anything in this Article 11 to the contrary notwithstanding, the Trustee shall deliver or pay to the Issuer from time to time upon Issuer Request any money or U.S. Government Obligations held by it as provided in Section 11.4 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 11.4(a)) are in excess of the amount thereof which would then be required to be deposited to effect an equivalent defeasance or covenant defeasance.

     Section 11.6 Reinstatement. If the Trustee or Paying Agent is unable to apply any United States dollars or U.S. Government Obligations in accordance with Section 11.2 or Section 11.3, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Issuer's obligations under this Indenture and the Senior Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 11.2 or Section 11.3, as the case may be, until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 11.2 or Section 11.3, as the case may be; provided, however, that, if the Issuer makes

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                                   ARTICLE XII

                       MEETINGS OF HOLDERS OF SENIOR NOTES

         Section 12.1 Purposes for Which Meetings may be Called. A meeting of Holders may be called at any time and from time to time pursuant to this Article to make, give or take any request, demand, authorization, direction, notice, consent, waiver or other Act provided by this Indenture to be made, given or taken by Holders.

         Section 12.2 Call, Notice and Place of Meetings.

                  (a) The Trustee may at any time call a meeting of Holders for any purpose specified in Section 12.1, to be held at such time and at such place in the Borough of Manhattan, The City of New York. Notice of every meeting of Holders, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting, shall be given, in the manner provided in Section 1.7, not less than 21 nor more than 180 days prior to the date fixed for the meeting.

                  (b) In case at any time the Issuer (by or pursuant to a Board Resolution) or the Holders of at least 10% in aggregate principal amount of all the Senior Notes at the time shall have requested the Trustee to call a meeting of the Holders for any purpose specified in Section 12.1, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have mailed notice of or made the first publication of the notice of such meeting within 21 days after receipt of such request (whichever shall be required pursuant to Section 1.7) or shall not thereafter proceed to cause the meeting to be held as provided herein, then the Issuer or the Holders in the amount above specified, as the case may be, may determine the time and the place in the Borough of Manhattan, The City of New York, for such meeting and may call such meeting for such purposes by giving notice thereof as provided in clause (a) of this Section.

         Section 12.3 Persons Entitled to Vote at Meetings. To be entitled to vote at any meeting of Holders, a Person shall be (1) a Holder of one or more Outstanding Senior Notes, or (2) a Person appointed by an instrument in writing as proxy for a Holder or Holders of one or more Outstanding Senior Notes by such Holder or Holders. The only Persons who shall be entitled to be present or to speak at any meeting of Holders shall be the Persons entitled to vote at such meeting and their counsel, any representatives of the Trustee and its counsel and any representatives of the Issuer and its counsel.

         Section 12.4 Quorum; Action. The Persons entitled to vote a majority in aggregate principal amount of the Outstanding Senior Notes shall constitute a quorum for a meeting of Holders; provided, however, that if any action is to be taken at such meeting with respect to a consent or waiver which this Indenture expressly provides may be given by the Holders of not less than a specified percentage in principal amount of the Outstanding Senior Notes, the Persons entitled to vote such specified percentage in

Outstanding Senior Notes shall constitute a quorum. In the absence of a quorum within 30 minutes after the time appointed for any such meeting, the meeting shall, if convened at the request of Holders, be dissolved. In any other case the meeting may be adjourned for a period of not less than 10 days as determined by the chairman of the meeting prior to the adjournment of such meeting. In the absence of a quorum at any such adjourned meeting, such adjourned meeting may be further adjourned for a period of not less than 10 days as determined by the chairman of the meeting prior to the adjournment of such adjourned meeting. Notice of the reconvening of any adjourned meeting shall be given as provided in
Section 12.2(a), except that such notice need be given only once not less than five days prior to the date on which the meeting is scheduled to be reconvened. Notice of the reconvening of an adjourned meeting shall state expressly the percentage, as provided above, of the principal amount of the Outstanding Senior Notes which shall constitute a quorum.

         Except as limited by the proviso to Section 8.2, any resolution presented to a meeting or adjourned meeting duly reconvened at which a quorum is present as aforesaid may be adopted only by the affirmative vote of the Holders of a majority in aggregate principal amount of Senior Notes Outstanding; provided, however, that, except as limited by the proviso to Section 8.2, any resolution with respect to any consent or waiver which this Indenture expressly provides may be given by the Holders of not less than a specified percentage in aggregate principal amount of the Outstanding Senior Notes may be adopted at a meeting or an adjourned meeting duly convened and at which a quorum is present as aforesaid only by the affirmative vote of the Holders of such specified percentage.

         Any resolution passed or decision taken at any meeting of Holders duly held in accordance with this Section shall be binding on all the Holders, whether or not such Holders were present or represented at the meeting.

         Section 12.5 Determination of Voting Rights; Conduct and Adjournment of Meetings.

                  (a) Notwithstanding any other provisions of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of Holders in regard to proof of the holding of Outstanding Senior Notes and of the appointment of proxies and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall deem appropriate. Except as otherwise permitted or required by any such regulations, the holding of Senior Notes shall be proved in the manner specified in Section 1.5 and the appointment of any proxy shall be proved in the manner specified in Section 1.5. Such regulations may provide that written instruments appointing proxies, regular on their face, may be presumed valid and genuine without the proof specified in
Section 1.5 or other proof.

                  (b) The Trustee shall, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Issuer or by Holders as provided in Section 12.2(b) in which case the Issuer or the Holders calling the meeting, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the Persons entitled to vote a majority in aggregate principal amount of the Outstanding Senior Notes represented at the meeting.

                  (c) At any meeting, each Holder or proxy shall be entitled to one vote for each $1,000 principal amount of Senior Notes held or represented by him; provided, however, that no vote shall be cast or counted at any meeting in respect of any Senior Note challenged as not Outstanding and ruled by the chairman of the meeting to be not Outstanding. The chairman of the meeting shall have no right to vote, except as a Holder or proxy.

                  (d) Any meeting of Holders duly called pursuant to Section
12.2 at which a quorum is present may be adjourned from time to time by Persons entitled to vote a majority in aggregate principal amount of the Outstanding Senior Notes represented at the meeting; and the meeting may be held as so adjourned without further notice.

        Section 12.6 Counting Votes and Recording Action of Meetings. The vote upon any resolution submitted to any meeting of Holders shall be by written ballots on which shall be subscribed the signatures of the Holders or of their representatives by proxy and the principal amounts and serial numbers of the Outstanding Senior Notes held or represented by them. The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in triplicate of all votes cast at the meeting. A record, at least in duplicate, of the proceedings of each meeting of Holders shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was given as provided in Section 12.2 and, if applicable, Section 12.4. Each copy shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one such copy shall be delivered to the Issuer, and another to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting. Any record so signed and verified shall be conclusive evidence of the matters therein stated.

any payment of principal of or any premium and interest on any Senior Note following the reinstatement of its obligations, the Issuer shall be subrogated to the rights of the Holders of such Senior Notes to receive such payment from the money held by the Trustee or Paying Agent.

         IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, all as of the date first above written.


                                                     MARKEL CORPORATION


                                                     By: _______________________




                                                     JPMORGAN CHASE BANK,
                                                     as Trustee


                                                     By: _______________________

                                                                       EXHIBIT A

                          [FORM OF FACE OF GLOBAL NOTE]

[U.S. TAX LEGEND IF APPROPRIATE]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO.), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS, IN WHOLE BUT NOT IN PART, TO NOMINEES OF THE DEPOSITORY TRUST COMPANY OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN
ARTICLE 2 OF THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

                               MARKEL CORPORATION
                           7.2% Senior Notes due 2007


No. ____________                                     CUSIP: __________________
Issue Date: May __, 2002

         MARKEL CORPORATION, a Virginia corporation, promises to pay to Cede & Co. or registered assigns, the principal sum of U.S. [$75,000,000] on August 15, 2007.

         Interest Payment Dates: February 15, and August 15, commencing August 15, 2002.

         Additional provisions of this Global Note are set forth on the other side of this Global Note.

Dated: May__, 2002

                                        MARKEL CORPORATION


                                        By: __________________

TRUSTEE'S CERTIFICATE OF
AUTHENTICATION

JPMorgan Chase Bank
as Trustee, certifies
that this is the Global Note
referred to in the Indenture.


______________________________
Authorized Officer

                          [REVERSE SIDE OF GLOBAL NOTE]

                               MARKEL CORPORATION
                           7.2% Senior Notes due 2007

1. Interest

--------

     (a) Markel Corporation, a Virginia corporation (such company, and its successors and assigns under the Indenture hereinafter referred to, being herein called the "Issuer"), promises to pay interest on the principal amount of this Note to the Holder hereof at the rate per annum shown above.

     (b) The principal of this Note shall mature on August 15, 2007. Interest on this Note shall accrue at the rate of 7.2% per annum from the most recent date to which interest has been paid on the note for which this Note was exchanged pursuant to the Terra Nova Exchange Offer (as defined in the Indenture), and is payable semi-annually in arrears on February 15 and August 15 of each year, commencing on August 15, 2002.

     (c) Interest will be computed on the basis of a 360-day year of twelve 30-day months. The Issuer shall pay interest at the applicable interest rate on the Notes on overdue principal, interest (to the extent lawful) or premium, if any, on demand.

2. Withholding Tax

     All payments made by the Issuer on this Note shall be made without deduction or withholding, for or on account of, any and all present and future taxes, duties, assessments, or governmental charges of whatever nature unless the deduction or withholding of such taxes, duties, assessments or governmental charges is then required by law.

3. Method of Payment

     The Issuer through the Paying Agent shall pay interest on this Note to the Holder of this Note or as instructed in writing by the Holder of this Note. The Holder of this Note must surrender this Note to the Paying Agent to collect principal payments. The Issuer shall pay principal and interest in money of the United States of America that at the time of payment is legal tender for payment of public and private debts.

4. Paying Agent and Registrar

     Initially, JPMorgan Chase Bank, a New York banking corporation (the "Trustee"), will act as Paying Agent and Senior Note Registrar. The Issuer may appoint and change any Paying

Agent, Senior Note Registrar, co-registrar or transfer agent without prior notice. The Issuer may act as Paying Agent, Senior Note Registrar, co-registrar or transfer agent to the Holder of this Note.

5.  Indenture

     The Issuer issued this Note under an Indenture, dated as of May __, 2002 (the "Indenture"), between the Issuer and the Trustee. The terms of this Note include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. (S)(S)77aaa-77bbbb) as in effect from time to time (the "Act"). Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. This Note is subject to all such terms, and Holders of this Note are referred to the Indenture and the Act for a statement of those terms.

     This Note is a senior unsecured obligation of the Issuer limited to $75,000,000 aggregate principal amount at maturity (subject to Section 2.7 of the Indenture).

6.  Optional Redemption

     (a) This Note is subject to redemption in whole or in part, of any time and from time to time, upon not less than 30 nor more than 60 days' notice, in an amount of $1,000 or an integral multiple of $1,000, at a Redemption Price equal to 100% of the principal amount, together with accrued and unpaid interest to the Redemption Date, as provided in the Indenture, plus the Make-Whole amount, if any.

     (b) This Note is not subject to redemption through operation of a sinking fund.

7.  [Intentionally Omitted]

8.  Notice of Redemption

     Notice of redemption shall be mailed not less than 30 nor more than 60 days prior to the Redemption Date to each Holder of Notes to be redeemed at the Holder's registered address.

9.  Denominations; Transfer; Exchange

     The Notes are in fully registered form, without coupons, in denominations of $1,000 of principal amount at maturity and integral multiples of $1,000. A Holder of this Note may only transfer or exchange this Note in accordance with the Indenture.

10. Persons Deemed Owners

     The registered Holder of this Note will be treated as the owner of it for all purposes.

11. Defeasance and Covenant Defeasance.

     The Indenture contains provisions for defeasance at any time, upon compliance by the Issuer with certain conditions set forth in the Indenture, of
(a) the entire indebtedness of the Issuer with respect to this Note and (b) certain restrictive covenants and the related defaults and Events of Default.

12. Amendment, Waiver

     The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the Trustee with the consent of the holders of a majority in aggregate principal amount of the Senior Notes outstanding at the time of amendment or modification. The Indenture also contains provisions permitting the holders of specified percentages in aggregate principal amount of the Senior Notes at any time outstanding, on behalf of the holders of all the Senior Notes, to waive compliance by the Issuer with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by or on behalf of the holder of this Note shall be conclusive and binding upon such holder and upon all future holders of this Note and of any Senior Note issued in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Note.

13. Defaults and Remedies

     This Note has the Events of Default as set forth in Section 4.1 of the Indenture. If an Event of Default occurs and is continuing, the Trustee or the holders of at least 25% in principal amount of the Senior Notes, subject to certain limitations, may declare all the Senior Notes to be due and payable immediately. Certain events of bankruptcy or insolvency are Events of Default and shall result in the Senior Notes being due and payable immediately upon the occurrence of such Events of Default.

     Holders of Senior Notes may not enforce the Indenture or the Senior Notes except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Senior Notes unless it receives reasonable indemnity or security. Subject to certain limitations, holders of a majority in principal amount of the Senior Notes may direct the Trustee in its exercise of any trust or power. The holders of a majority in principal amount of the Senior Notes then outstanding by written notice to the Trustee may rescind a declaration of acceleration if the rescission is prior to a judgment or decree for payment and if all Events of Default have been cured or waived except nonpayment of principal and interest that has been due solely because of the acceleration. The Trustee may withhold from holders of Senior Notes notice of any continuing default (except a default in payment of principal or interest) if it determines that withholding notice is in the interest of the holders. The above description of Events of Default and remedies is qualified by reference, and subject in its entirety, to the more complete description thereof contained in the Indenture.

14. Trustee Dealings with the Issuer

     Subject to certain limitations imposed by the Act, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of this Note and may otherwise deal with and collect obligations owed to it by the Issuer or its Affiliates and may otherwise deal with the Issuer or its Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent, Senior Note Registrar or such other agent may do the same with like rights.

15. No Recourse Against Others

     A director, officer, employee or stockholder, as such, of the Issuer or any Subsidiary of the Issuer shall not have any liability for any payment of the principal of, or premium, if any, or interest on, any of the Notes or any other obligations of the Issuer under this Note or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting this Note, the Holder of this Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of this Note.

16. Authentication

     This Note shall not be valid until an authorized officer of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Note.

17. Governing Law

     The internal laws of the State of New York shall govern the Indenture and this Note without regard to conflict of law provisions thereof.

     The Issuer will furnish upon written request and without charge to the Holder of this Note a copy of the Indenture which has in it the text of this Global Note in larger type. Requests may be made to:

           Markel Corporation
           4521 Highwoods Parkway
           Glen Allen, Virginia  23060
           Attention: Gregory B. Nevers

                            [FORM OF TRANSFER NOTICE]

     FOR VALUE RECEIVED the undersigned registered holder hereby sell(s), assign(s) and transfer(s) unto

Insert Taxpayer Identification No.

________________________________________________________________________________

Please print or typewrite name and address including zip code of assignee

________________________________________________________________________________

the within Senior Note and all rights thereunder, hereby irrevocably constituting and appointing _____________________ attorney to transfer said Senior Note on the books of the Issuer with full power of substitution in the premises.

                                                                       EXHIBIT B

                    [FORM OF FACE OF DEFINITIVE SENIOR NOTE]

[U.S. TAX LEGEND IF APPROPRIATE]

                               MARKEL CORPORATION
                           7.2% Senior Notes due 2007

No. ________________                                 CUSIP: __________________
Issue Date: May __, 2002

     MARKEL CORPORATION, a Virginia corporation, promises to pay to [Cede & Co.] or registered assigns, the principal sum of U.S. ______________, on August 15, 2007.

     Interest Payment Dates: February 15, and August 15, commencing August 15, 2002.

     Additional provisions of this Definitive Senior Note are set forth on the other side of this Definitive Senior Note.

Dated: __________,_______

                                        MARKEL CORPORATION

                                        By: _______________________

TRUSTEE'S CERTIFICATE OF
AUTHENTICATION

JPMorgan Chase Bank,
as Trustee, certifies
that this is one of the Senior Notes
referred to in the Indenture.

_____________________________
Authorized Officer

                [FORM OF REVERSE SIDE OF DEFINITIVE SENIOR NOTE]

                               MARKEL CORPORATION
                           7.2% Senior Notes due 2007

1. Interest

        (a) Markel Corporation, a Virginia corporation (such company, and its successors and assigns under the Indenture hereinafter referred to, being herein called the "Issuer"), promises to pay interest on the principal amount of this Note to [Cede & Co.] or registered assigns at the rate per annum shown above.

        (b) The principal of this Senior Note shall mature on August 15, 2007. Interest on this Senior Note shall accrue at the rate of 7.2% per annum from the most recent date to which interest has been paid on the note for which this Note was exchanged pursuant to the Terra Nova Exchange Offer (as defined in the Indenture), and is payable semiannually on February 15 and August 15 of each year, commencing on August 15, 2002.

        (c) Interest will be computed on the basis of a 360-day year of twelve 30-day months. The Issuer shall pay interest at the applicable interest rate on the Senior Notes, on overdue principal, interest (to the extent lawful) or premium, if any, on demand.

2. Withholding Tax

        All payments made by the Issuer on this Senior Note shall be made without deduction or withholding, for or on account of, any and all present and future taxes, duties, assessments, or governmental charges of whatever nature unless the deduction or withholding of such taxes, duties, assessments or governmental charges is then required by law.

3. Method of Payment

        The Issuer through the Paying Agent shall pay interest on this Senior Note to the registered holder of this Senior Note or as instructed in writing by such holder of this Senior Note. The holder of this Senior Note must surrender this Senior Note to the Paying Agent to collect principal payments. The Issuer shall pay principal and interest in money of the United States of America that at the time of payment is legal tender for payment of public and private debts.

4. Paying Agent and Registrar

        Initially, JPMorgan Chase Bank, a New York banking corporation (the "Trustee"), will act as Paying Agent and Senior Note Registrar. The Issuer may appoint and change any Paying

Agent, Senior Note Registrar, co-registrar or transfer agent without prior notice. The Issuer may act as Paying Agent, Senior Note Registrar, co-registrar or transfer agent to the holder of this Note.

5. Indenture

        The Issuer issued this Senior Note under an Indenture, dated as of April __, 2002 (the "Indenture"), between the Issuer and the Trustee. The terms of this Senior Note include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. (S)(S) 77aaa-77bbbb) as in effect from time to time (the "Act"). Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. This Senior Note is subject to all such terms, and holders of the Senior Notes are referred to the Indenture and the Act for a statement of those terms.

        The Senior Notes are senior unsecured obligations of the Issuer limited to $75,000,000 aggregate principal amount at maturity (subject to Section 2.7 of the Indenture).

6. Optional Redemption

        (a) This Senior Note is subject to redemption in whole or in part, of any time and from time to time, upon not less than 30 nor more than 60 days' notice, in an amount of $1,000 or an integral multiple of $1,000, at a Redemption Price equal to 100% of the principal amount, together with accrued and unpaid interest to the Redemption Date, as provided in the Indenture, plus the Make-Whole amount, if any.

        (b) This Senior Note is not subject to redemption through operation of a sinking fund.

7. Notice of Redemption

Notice of redemption shall be mailed not less than 30 nor more than 60 days prior to the Redemption Date to the each holder of the Senior Notes to be redeemed at the Holder's registered address. Senior Notes in denominations larger than $1,000 of principal amount at maturity may be redeemed in part but only in whole multiples of $1,000 at maturity. In the event of a redemption of less than all of the Senior Notes, the Senior Notes for redemption will be chosen by the Trustee in accordance with the Indenture. If any Senior Note is redeemed subsequent to a record date with respect to any interest payment date specified above and/or prior to such interest payment date, then any accrued interest will be paid to the holder of the Senior Note at the close of business on such record date. If money sufficient to pay the redemption price of and accrued interest on all Senior Notes (or portions thereof) to be redeemed on the redemption date is deposited with the Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after such date interest ceases to accrue on such Senior Notes (or such portions thereof) called for redemption.

8.  Denominations; Transfer; Exchange

        This Senior Note is in registered form without coupons, in denominations of $1,000 of principal amount at maturity and integral multiples of $1,000. The holder of this Senior Note may only transfer or exchange this Senior Note in accordance with the Indenture. The Senior Note Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Senior Note Registrar need not register the transfer of or exchange any Senior Notes selected for redemption (except, in the case of a Senior Note to be redeemed in part, the portion of the Senior Note need not be redeemed) or any Senior Notes for a period of 15 days before a selection of Senior Notes to be redeemed.

9.  Persons Deemed Owners

        The registered holder of this Senior Note will be treated as the owner of it for all purposes.

10. Defeasance and Covenant Defeasance.

        The Indenture contains provisions for defeasance at any time, upon compliance by the Issuer with certain conditions set forth in the Indenture, of
(a) the entire indebtedness of the Issuer with respect to this Senior Note and
(b) certain restrictive covenants and the related defaults and Events of Default.

11. Amendment, Waiver

        The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the Trustee with the consent of the holders of a majority in aggregate principal amount of the Senior Notes outstanding at the time of amendment or modification. The Indenture also contains provisions permitting the holders of specified percentages in aggregate principal amount of the Senior Notes at any time outstanding, on behalf of the holders of all the Senior Notes, to waive compliance by the Issuer with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by or on behalf of the holder of this Senior Note shall be conclusive and binding upon such holder and upon all future holders of this Senior Note and of any Senior Note issued in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Senior Note.

12. Defaults and Remedies

        This Senior Note has the Events of Default as set forth in Section 4.1 of the Indenture. If an Event of Default occurs and is continuing, the Trustee or the holders of at least 25% in principal amount of the Senior Notes, subject to certain limitations, may declare all the Senior Notes to be due and payable immediately. Certain events of bankruptcy or insolvency are Events of Default and shall result in the Senior Notes being due and payable immediately upon the occurrence of such Events of Default.

        Holders of Senior Notes may not enforce the Indenture or the Senior Notes except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Senior Notes unless it receives reasonable indemnity or security. Subject to certain limitations, holders of a majority in principal amount of the Senior Notes may direct the Trustee in its exercise of any trust or power. The holders of a majority in principal amount of the Senior Notes then outstanding by written notice to the Trustee may rescind a declaration of acceleration if the rescission is prior to a judgment or decree for payment and if all Events of Default have been cured or waived except nonpayment of principal and interest that has been due solely because of the acceleration. The Trustee may withhold from holders of Senior Notes notice of any continuing default (except a default in payment of principal or interest) if it determines that withholding notice is in the interest of the holders. The above description of Events of Default and remedies is qualified by reference, and subject in its entirety, to the more complete description thereof contained in the Indenture.

13. Trustee Dealings with the Issuer

        Subject to certain limitations imposed by the Act, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of this Senior Note and may otherwise deal with and collect obligations owed to it by the Issuer or their Affiliates and may otherwise deal with the Issuer or their Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent, Senior Note Registrar or such other agent may do the same with like rights.

14. No Recourse Against Others

        A director, officer, employee or stockholder, as such, of the Issuer or any Subsidiary of the Issuer shall not have any liability for any payment of the principal of, or premium, if any, or interest on, any of the Senior Notes or any other obligations of the Issuer under this Senior Note or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting this Senior Note, the bearer of this Senior Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of this Senior Note.

15. Authentication

        This Senior Note shall not be valid until an authorized officer of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Senior Note.

16. Governing Law

        The internal laws of the State of New York shall govern the Indenture and this Senior Note without regard to conflict of law provisions thereof.

        The Issuer will furnish to the holder of this Note upon written request and without charge to the holder a copy of the Indenture which has in it the text of this Definitive Senior Note in larger type.

        Requests may be made to:

             Markel Corporation
             4521 Highwoods Parkway
             Glen Allen, VA 23060
             Attention: Gregory B. Nevers

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

                            [FORM OF TRANSFER NOTICE]

     FOR VALUE RECEIVED the undersigned registered holder hereby sell(s), assign(s) and transfer(s) unto

Insert Taxpayer Identification No.

______________________________________________________________________________

Please print or typewrite name and address including zip code of assignee

______________________________________________________________________________

the within Senior Note and all rights thereunder, hereby irrevocably constituting and appointing _____________________ attorney to transfer said Senior Note on the books of the Issuer with full power of substitution in the premises.

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